     As filed with the Securities and Exchange Commission on January 4, 2000

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-1
             Registration Statement Under the Securities Act of 1933

                     Integrated Communication Networks, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                      4813
            (Primary Standard Industrial Classification Code Number)

                                   33-0670130
                     (I.R.S. Employer Identification Number)


                        27061 Aliso Creek Road, Suite 100
                              Aliso Viejo, CA 92656
                                 (949) 349-1770
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                        David Chadwick, President and CEO
                     Integrated Communication Networks, Inc.
                        27061 Aliso Creek Road, Suite 100
                              Aliso Viejo, CA 92656
                                 (949) 349-1770
       (Name, Address Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                    Copy to:
                               Barry Dastin, Esq.
                   Kaye, Scholer, Fierman, Hays & Handler, LLP
                            1900 Avenue of the Stars
                              Los Angeles, CA 90067

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                        PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
   SECURITIES TO BE           AMOUNT           OFFERING PRICE        AGGREGATE       REGISTRATION
      REGISTERED         TO BE REGISTERED       PER SHARE(1)     OFFERING PRICE(1)      FEE(1)
-------------------------------------------------------------------------------------------------
   Common stock(2)         921,429 shares         $10.125          $  9,329,469        $ 2,463

   Common stock(3)         350,000 shares         $10.125          $  3,543,750        $   936

   Common stock(4)         100,000 shares         $10.125          $  1,012,500        $   267

   Common stock(5)       5,943,633 shares         $10.125          $ 60,179,284        $15,887

   Common stock(6)          80,000 shares         $12.50           $  1,000,000        $   264

   Common stock(7)          80,000 shares         $15.00           $  1,200,000        $   317

   Common stock(8)       1,100,000 shares         $10.125          $ 11,137,500        $ 2,940

   Common stock(9)         200,000 shares         $13.75           $  2,750,000        $   726

   Common stock(10)      5,000,000 shares         $10.125          $ 50,625,000        $13,365
-------------------------------------------------------------------------------------------------
   Total:               13,775,062 shares                          $140,777,503        $37,165
-------------------------------------------------------------------------------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

(1) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the common stock reported on the National Quotation Bureau's "Pink Sheets" on December 28, 1999 and calculated in accordance with Rule 457(g) promulgated under the Securities Act of 1933, as amended.

(2) Issuable upon exercise of the phoneXchange Warrants. Includes an indeterminate number of shares which may become issuable in the event of a stock split, stock dividend or similar transaction involving the common stock pursuant to certain antidilution provisions contained in the Warrants.

(3) Issuable upon exercise of the September 2004 Warrants. Includes an indeterminate number of shares which may become issuable in the event of a stock split, stock dividend or similar transaction involving the common stock pursuant to certain antidilution provisions contained in the Warrants.

(4) Issuable upon exercise of the Sakaran Warrants. Includes an indeterminate number of shares which may become issuable in the event of a stock split, stock dividend or similar transaction involving the common stock pursuant to certain antidilution provisions contained in the Warrants.

(5) Issuable upon exercise of the February 2004 Warrants. Includes an indeterminate number of shares which may become issuable in the event of a stock split, stock dividend or similar transaction involving the common stock pursuant to certain antidilution provisions contained in the Warrants.

(6) Issuable upon exercise of the $12.50 Warrants. Includes an indeterminate number of shares which may become issuable in the event of a stock split, stock dividend or similar transaction involving the common stock pursuant to certain antidilution provisions contained in the Warrants.

(7) Issuable upon exercise of the $15.00 Warrants. Includes an indeterminate number of shares which may become issuable in the event of a stock split, stock dividend or similar transaction involving the common stock pursuant to certain antidilution provisions contained in the Warrants.

(8) Issuable upon conversion of the Company's 4% Convertible Debentures and, at our option, shares that may be issued in payment of the annual 4% interest payment in kind at the assumed conversion price of $8 per share. The actual number of shares issuable upon conversion of the Debentures could be greater or less and is based on a conversion price equal to the 80% of the averaged three lowest bid prices during the 20 trading days immediately prior to the date of conversion, except that the conversion price cannot be higher than $10.00 per share. The conversion price would have been $8.00 if the date of conversion was December 9, 1999 based on a closing bid price of $10.00 per share. Includes an indeterminate number of shares which may become issuable in the event of a stock split, stock dividend or similar transaction involving the common stock pursuant to certain antidilution provisions contained in the Debentures, as well as 450,000 shares which may become issuable in the event the conversion price is less than $8.00.

(9) Issuable upon exercise of the May Davis Warrants. Includes an indeterminate number of shares which may become issuable in the event of a stock split, stock dividend or similar transaction involving the common stock pursuant to certain antidilution provisions contained in the Warrants.

(10) Issuable upon conversion of 500,000 shares of the Series A-1 Preferred Stock. Includes an indeterminate number of shares which may become issuable in the event of a stock split, stock dividend or similar transaction involving the common stock pursuant to certain antidilution provisions contained in the Series A-1 Preferred Stock.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to completion, dated January 4, 2000

                                   Prospectus

                                13,775,062 shares

                     Integrated Communication Networks, Inc.

                                  Common Stock

         Upon exercise of certain warrants and/or upon conversion of certain convertible securities currently outstanding, we will issue up to 13,775,062 shares of common stock to certain securityholders listed on pages 15 and 16 of this prospectus. We will receive up to $21,644,479 (subject to certain cashless exercise rights available to certain warrant holders) from the exercise of the warrants as described in "The Offering." There is no assurance that any of such warrants will be exercised.

         The selling securityholders named in this prospectus may offer and sell the shares as detailed in the "Plan of Distribution." We will not receive any proceeds from the sale of the common stock.

         Our common stock is listed on the National Quotation Bureau's "Pink Sheets" under the symbol "ICNW." We have applied to list our common stock on the NASDAQ SmallCap Market under the symbol "ICNW." On December 28, 1999, the closing sales price of our common stock on the Pink Sheets was $10.125.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 7 WHICH DESCRIBES THE SPECIFIC RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMPANY AS WELL AS WITH THESE PARTICULAR SECURITIES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is January 4, 2000.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary.........................................................  6

Capitalization.............................................................  7

Summary Financial Information..............................................  7

Risk Factors...............................................................  7

Special Note Regarding Forward-Looking Statements.......................... 14

Use of Proceeds............................................................ 15

Selling Security Holders................................................... 15

Plan of Distribution....................................................... 17

Description of Securities.................................................. 18

Description of Business.................................................... 21

Description of Property.................................................... 30

Legal Proceedings.......................................................... 31

Market for Common Equity and Related Stockholder Matters................... 31

Selected Financial Data.................................................... 32

Management's Discussion and Analysis of Financial Condition and
  Results of Operations.................................................... 32

Changes in and Disagreements with Accountants.............................. 33

Directors, Executive Officers, Promoters and Control Persons............... 34

Executive Compensation..................................................... 37

Security Ownership of Certain Beneficial Owners and Management............. 38

Certain Relationships and Related Transactions............................. 41

Shares Available For Future Sale........................................... 41

Experts.................................................................... 41

Where You Can Find More Information........................................ 42

Index To Audited Financial Statements......................................F-1

         This prospectus includes statistical data, including FCC and U.S. Department of Commerce data, concerning the telecommunications industry. Although we believe that these sources are reliable, we have not independently verified their data.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION BEGINNING ON PAGE [ ].

INTEGRATED COMMUNICATION NETWORKS, INC.

         We are a provider of domestic and international long distance and related telecommunications services. Through our majority-owned subsidiary, phoneXchange, Inc., we are actively developing a telecommunications network through acquisitions and internal growth for the purpose of offering a variety of reliable, high quality, value added telecommunications services at competitive prices. We also plan to launch call center services that will provide various international multi-lingual services twenty-four hours a day, seven days a week.

         We had no revenues for the period from January 16, 1997 to February 28, 1999. We began material operations on February 28, 1999 when we purchased 85.14% of the issued and outstanding shares of common stock of phoneXchange, Inc., a voice and data services carrier, in exchange for shares of our common stock and warrants to purchase additional shares of our common stock. See "Certain Relationships and Related Transactions."

         We operate our business through two majority owned subsidiaries, phoneXchange, Inc. and Internet Call Centers, Inc. ("ICCI"). phoneXchange is a publicly traded company that offers domestic and international switched voice and data services on a wholesale basis, primarily to U.S. based carriers, agents and resellers. phoneXchange provides domestic and international long distance service to more than 200 foreign markets through termination relationships, international gateway switches, leased and owned transmission facilities, and resale arrangements with other long distance providers. ICCI was created as a joint venture and is owned 60% by us and 40% by Global Industry Development & Trade Ltd., a British Virgin Islands company. We currently anticipate that ICCI will commence operations in the first quarter of 2000. ICCI expects to offer web-based and toll-free call center services, allowing its customers to outsource their customer management and support activities. ICCI anticipates using the Internet, telephone, facsimile, email and remote video links to provide sales, service and billing operations in an effort to serve customers quickly, efficiently and cost-effectively.

         Our executive offices are located at 27061 Aliso Creek Road, Suite 100, Aliso Viejo, CA 92656. Our telephone number is 949-349-1770. Our website address is www.icnwusa.com. The information on this website is not incorporated by reference into this prospectus.

THE OFFERING

         Under this prospectus, the selling security holders may sell shares of our common stock. They may acquire these shares by conversion or exercise of securities in the following manner:

Common Stock               Overlying Security
------------               ------------------
921,429 shares             phoneXchange Warrants; exercisable at $4.50/share
350,000 shares             September 2004 Warrants; exercisable at $4.50/share
100,000 shares             Sakaran Warrants; exercisable at $7.50/share
5,943,633 shares           February 2004 Warrants; exercisable at $1.72/share
80,000 shares              $12.50 Warrants; exercisable at $12.50/share
80,000 shares              $15.00 Warrants; exercisable at $15.00/share
1,100,000 shares           4% Convertible Debentures; convertible at $8.00/share,
                           subject to fluctuations in our stock price
200,000 shares             May Davis Warrants; exercisable at $13.75/share
5,000,000 shares           Series A-1 Preferred Stock

Total: up to  13,775,062 shares of common stock.

                                 CAPITALIZATION

The following table sets forth the consolidated cash and capitalization of the Company on a historical basis as of September 30, 1999 and as adjusted to reflect the issuance and sale of the shares of common stock pursuant to this offering (see note "a" below). This table should be read in conjunction with "Use of Proceeds," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and other financial data included elsewhere in this prospectus.

                                                                                                      September 30,
                                                                                  September 30,           1999
                                                                                      1999           As Adjusted (a)
                                                                                  ----------------------------------
                                                                                  (unaudited)          (unaudited)
Long-term liabilities, less current portion                                            147,616             147,616

Shareholders' equity (deficit):
Preferred stock, $.01 par value, authorized 20,000,000 shares
    Series A preferred stock, 50,000 shares authorized,
         issued and outstanding -0- at September 30, 1999                                   --                  --
    Series A-1 12% convertible redeemable preferred stock,
         7,500,000 shares authorized, issued and outstanding
         3,267,974 shares at September 30, 1999                                         32,680              27,680

Preferred stock subscribed                                                           2,125,000           2,125,000

Common stock, $.01 par value:
   Authorized - 250,000,000 shares: Issued and outstanding 3,327,030
   at September 30, 1999                                                                33,270             166,271
Additional paid-in capital                                                          23,265,317          49,269,291
Retained earnings (deficit)                                                        (11,906,874)        (11,906,874)
                                                                                 ==================================
    Total shareholders' equity (deficit)                                            13,549,393          39,681,368
                                                                                 ==================================

(a) Adjusted to reflect the exercise of warrants to purchase 7,675,062 shares of the Company's common stock for proceeds of $21,644,475. Also adjusted to reflect the conversion of 500,000 shares of the Company's Series A-1 12% Convertible Redeemable Preferred Stock into 5,000,000 shares of the Company's common stock. Also adjusted to reflect the proceeds from the issuance of the Company's 4% Convertible Debenture and assumed conversion into 625,000 shares of the Company's common stock. Does not include conversion of the Company's remaining 2,667,974 Series A-1 12% Convertible Redeemable Preferred Stock or options to purchase 1,100,000 shares of the Company's common stock.


                          SUMMARY FINANCIAL INFORMATION

The following summary historical financial data for the two years ended December 31, 1998 were derived from our audited financial statements. The financial data for the nine months ended September 30, 1998 and 1999 were derived from our unaudited financial statements and in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position and results of operations for these periods. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the entire year. The summary data should be read together with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and other financial data presented elsewhere in this prospectus.

EBITDA consists of income (loss) before interest, income taxes, depreciation and amortization. EBITDA is provided because it is a measure commonly used in the industry. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.


                   Summary Consolidated Financial Information
                                  (In dollars)

                                                                  Year Ended                      For The Nine Months
                                                                 December 31,                     Ended September 30,
                                                         -----------------------------       ----------------------------
                                                            1997              1998              1998             1999
                                                         -----------       -----------       -----------      -----------
                                                                                             (unaudited)      (unaudited)
STATEMENTS OF OPERATIONS DATA
Revenues                                                 $      --         $      --         $      --        $   624,832
                                                         -----------       -----------       -----------      -----------
Gross profit                                                    --                --                --           (629,907)
                                                         -----------       -----------       -----------      -----------
Income (loss) form operations                             (8,100,100)           (6,999)             --         (3,804,974)
                                                         -----------       -----------       -----------      -----------
Net income  (loss)                                       $(8,100,100)      $    (6,999)      $      --        $(3,766,442)
                                                         -----------       -----------       -----------      -----------
Basic and diluted earnings (loss) per share              $   (173.28)      $     (0.00)      $      --        $     (1.32)
                                                         ===========       ===========       ===========      ===========
Weighted average common shares outstanding                    46,747         5,262,000         5,262,000        2,856,868
                                                         ===========       ===========       ===========      ===========


OTHER FINANCIAL DATA:
EBITDA                                                   $(8,100,100)      $    (6,999)      $      --        $(2,903,198)
Net cash provided by (used in) operating activities             (100)             --                --         (2,985,175)
Net cash used in investing activities                            100              --                --         (1,412,155)
Net cash used by  (used in) financing activities        $       --         $      --         $      --        $ 4,495,860


                                                                  September 30,
                                                 September 30,        1999
Consolidated Balance Sheet Data:                     1999        As Adjusted (a)
                                                 -------------------------------
                                                  (unaudited)      (unaudited)
Working capital                                   $    34,681      $26,154,156
Total assets                                       16,031,187       42,150,662
Long-term liabilities, net of current portion         147,616          147,616
Stockholders' equity (deficit)                    $13,549,393      $39,668,868

(a) Adjusted to reflect the exercise of warrants to purchase 7,675,061 shares of the Company's common stock for proceeds of $21,644,475. Also adjusted to reflect the conversion of 500,000 shares of the Company's Series A-1, 12% Convertible, Redeemable Preferred Stock into 5,000,000 shares of the Company's common stock. Also adjusted to reflect the proceeds from the issuance of the Company's 4% Convertible Debenture and assumed conversion into 625,000 shares of the Company's common stock. Does not include conversion of the Company's remaining 2,667,974 Series A-1, 12% Convertible, Redeemable Preferred Stock or options to purchase 1,100,000 shares of the Company's common stock.


                                  RISK FACTORS

         The shares of common stock being offered by this prospectus are highly speculative and involve a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before deciding to invest in these securities.

WE HAVE A LIMITED OPERATING HISTORY, MAKING IT DIFFICULT TO PREDICT OUR FUTURE GROWTH AND OPERATING RESULTS.

         We were incorporated in January 1997 and began material operations on February 28, 1999 when we purchased 85.14% of the issued and outstanding shares of common stock of phoneXchange, Inc. Our management team and other employees have worked for us for only a short period of time. Therefore, we have only a limited operating history with which you may evaluate our business. Our success is largely dependent upon our ability to establish and improve operating efficiencies and overall capacity and to generate substantial sales revenues and adequate cash-flows from operations. There is no assurance that we will be successful in any of these areas. In addition, we have in the past and may again in the future encounter unanticipated problems, including distribution, marketing and technological difficulties. Some of these problems may be beyond our financial and technical abilities to resolve which could have a materially adverse effect on our results of operations and prospects.

WE HAVE ACCUMULATED SUBSTANTIAL NET LOSSES AND WE MAY SUSTAIN SUBSTANTIAL LOSSES IN THE FUTURE.

         From our inception in January 1997 through September 30, 1999, we generated $642,832 in sales revenues. During the same period we had an accumulated net loss of approximately $(11,906,874). We expect to incur losses through the fourth quarter of 1999 and there can be no assurance that losses will not continue in the year 2000.

OUR BUSINESS REQUIRES SUBSTANTIAL CAPITAL EXPENDITURES.

         The development of our business requires substantial capital expenditures. A substantial part of these expenditures are incurred before any related revenues are realized. Capital expenditures and other operating expenditures will result in negative cash flow and operating losses until and unless we develop an adequate customer base and revenue stream. In addition, if we do not develop an adequate customer base, we would not achieve profitability or generate sufficient cash flow to meet our working capital, capital expenditure and debt service requirements.

         Master Lease Agreement with Lucent Technologies. While the amended financing agreement is expected to be approved and executed prior to January 31, 2000, there is no assurance that any increase or extension will be approved. If such increase or extension is not approved, we may not be able to maintain our current and projected growth.

OUR SALES AND OPERATING RESULTS IN FUTURE PERIODS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, CAUSING OUR STOCK PRICE TO FALL.

         Our quarterly sales and operating results are difficult to predict and may continue to fluctuate significantly from quarter to quarter. If our quarterly sales or operating results fall below the expectations of securities analysts or investors, the price of our common stock could fall substantially.

A CHANGE IN OUR METHOD OF ACCOUNTING COULD RESULT IN A SIGNIFICANT REDUCTION IN OUR STATED ASSETS AND OUR SHAREHOLDERS' EQUITY.

         In connection with our acquisition of 85.14% of phoneXchange, Inc. and the acquisition of certain other assets in exchange for stock (see Note 1 to Consolidated Financial Statements), we recorded $8,489,694 in "goodwill (net)" based upon the purchase method of accounting. This "goodwill" represents approximately 61% of our total assets. While we do not intend to change our method of accounting, if we restate our financial statements utilizing the pooling of interest method of accounting or otherwise write-off or write down such "goodwill," the change in accounting treatment will significantly reduce our present stated assets. As a result, the accounting change will also reduce the amount of stated shareholders' equity as reflected in our audited consolidated financial statements.

OUR BUSINESS STRATEGY DEPENDS ON OUR ABILITY TO EXPAND THROUGH ACQUISITIONS.

         Our strategy includes pursuing acquisition candidates that complement our existing product lines and geographic presence. The success of this strategy depends on the continued availability of suitable acquisition targets and subjects us to significant risks. We compete for acquisition opportunities with larger companies who have significantly greater financial resources. Competition for acquisitions may result in higher prices and less advantageous terms than were negotiated in the past. Pursuing acquisitions could place significant demands on our financial and management resources, may disrupt our ongoing business and may require that we incur additional debt. Acquisitions may also require the integration of financial and technical systems, network and other physical facilities and personnel. There can be no assurance that we will find attractive acquisition candidates in the future or succeed in integrating acquired businesses, reducing costs or increasing profitability.

WE MIGHT BE UNABLE TO IMPLEMENT OUR EXPANSION PLANS, WHICH INVOLVE MANY RISKS.

         To successfully implement our goal of expanding and enhancing our business operations, we will need to:

     o   successfully implement our marketing strategies;

     o   continue the development, expansion and integration of our network;

     o obtain satisfactory and cost-effective ownership interests and lease rights from, and establish interconnection arrangements with, competitors that own transmission lines;

     o hire, retain and motivate highly productive sales personnel and independent sales agents;

     o   enhance and expand our service features and offerings; and

     o   continue to attract and hire experienced corporate professionals.

         Our ability to attract and retain customers also requires us to provide reliable, high-quality telecommunications services at competitive prices and personalized customer support. If we fail to successfully implement our expansion plans, we might have to reduce or delay our planned capital expenditures, sell assets, sell additional equity or debt securities or refinance or restructure our debt. Any sale of assets to raise money to meet our financial obligations could also occur on unfavorable terms. As a result, our business and the price of our common stock would be materially adversely affected.

DIFFICULTIES IN EXPANDING OUR NETWORKS COULD INCREASE OUR ESTIMATED COSTS AND DELAY SCHEDULED COMPLETION.

         The expansion of our existing networks and the construction of networks in new markets is a significant undertaking. This will require that we install and operate additional facilities, switches and related equipment. Administrative, technical, operational, regulatory and other problems that could arise might be more difficult to address and solve due to the scope and complexity of our planned expansion. We are also dependent on timely performance by third-party suppliers and contractors, including suppliers of network equipment. Many of these factors are beyond our control. As a result, our network build-out might not be completed as planned, for the costs or in the time frame that we currently estimate.

WE WILL NEED TO INCUR ADDITIONAL DEBT TO CONTINUE OUR OPERATIONS AND FINANCING MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS OR AT ALL.

         We believe that we must continue to enhance and expand our network in order to maintain our competitive position and continue to meet the increasing demands for service, quality, capacity and competitive pricing. Our ability to grow depends, in part, on our ability to purchase and lease network capacity, inventory, equipment and possibly, to acquire other companies, which requires significant capital expenditures. We believe that, based upon our present business plan, proposed financing, and our existing cash resources and expected cash flow from operating activities, we will not have sufficient cash to meet our currently anticipated working capital and capital expenditure requirements for the next 12 months. There can be no assurance that we will be able to raise needed capital on favorable terms or at all. If we are unable to obtain additional capital, we may be required to reduce the scope of our anticipated expansion, which could have a material adverse effect on our business, financial condition or results of operations.

WE RELY ON A LIMITED NUMBER OF CUSTOMERS AND THE LOSS OF ANY CUSTOMER COULD HAVE A SIGNIFICANT IMPACT ON OUR REVENUES.

         While the list of our most significant customers varies from quarter to quarter, three customers accounted for 100% of our revenues for the 9 months ended September 30, 1999. As a result, the loss of any significant customer could have a significant negative impact on our revenues from operations. We could lose a significant customer for many reasons, including:

     o the entrance into the market of significant new competitors with lower rates,

     o downward pressure on the overall costs of transmitting international calls,

     o   transmission quality problems,

     o   changes in U.S. or foreign regulations, or

     o unexpected increases in our cost structure as a result of expenses related to installing a global network or otherwise.

WE DEPEND ON THE EFFORTS OF SENIOR MANAGEMENT AND HIGHLY SKILLED EMPLOYEES.

         Our success depends to a significant degree upon the efforts of senior management personnel and a group of employees with longstanding industry relationships and technical knowledge of our operations. We do not maintain key man life insurance with respect to any of our executive officers. We believe that our future success will depend in large part upon our continuing ability to attract and retain highly skilled personnel. Competition for qualified, high-level telecommunications personnel is intense and there can be no assurance that we will be successful in attracting and retaining needed personnel. The loss of the services of one or more of our key individuals, or our failure to attract and retain other key personnel, could materially adversely affect our business, operating results and financial condition.

INTENSE COMPETITION COULD REDUCE THE DEMAND FOR OUR SERVICES.

         The international telecommunications industry is intensely competitive. International wholesale telecommunications providers compete on the basis of price, customer service, transmission quality and breadth of service offerings. Many of our competitors have substantially greater resources and are better equipped than us. We compete directly with AT&T Corp., MCI WorldCom Corp. and Sprint Corporation as well as other U.S.-based and foreign long distance providers, including the Regional Bell Operating Companies. We also compete with smaller, emerging carriers in both the prepaid card retail market and in the wholesale market, including IDT Corporation, STAR Telecom, RSL Communications, Pacific Gateway Exchange, Inc., FaciliCom International, Inc. and Telegroup, Inc. Further, the number of competitors is likely to increase as a result of opportunities created by the Basic Telecommunications Agreement concluded by members of the WTO in February 1997. We may be unable to compete successfully against these companies or their products and services.

IF WE ARE UNABLE TO KEEP UP WITH RAPID CHANGE IN OUR INDUSTRY, OUR REVENUES MAY DECREASE.

         The telecommunications industry is in a period of rapid technological evolution, marked by the introduction of competitive products and services, such as the use of the Internet for international voice and data communications. We are unable to predict which technological development will challenge our competitive position or the amount of expenditures that will be required to respond to a rapidly changing technological environment. If we fail to respond to developments in our industry quickly and in a cost effective manner, our technology could become obsolete and we may lose existing customers and fail to attract new customers.

         A significant portion of our sales relate to the prepaid card market, which is also subject to rapid technological change, introduction of new products and services, competition from new sales channels and evolving industry standards. Our success will depend, in significant part, on our ability to make timely and cost-effective enhancements and additions to our technology and to introduce new products and services that meet customer demands. The proliferation of new telecommunications technology, including personal and voice communication services over the Internet, may reduce demand for long distance services, including prepaid cards. There can be no assurance that we will be successful in responding to these or other technological changes, evolving industry standards or to new products and services offered by our competitors. Our inability to respond to these changes could have a material adverse effect on our business, financial condition or results of operations.

WE PROVIDE SERVICES TO THE INTERNATIONAL MARKET, WHICH SUBJECTS US TO RISKS FROM REGULATORY, FINANCIAL, OPERATIONAL AND POLITICAL SITUATIONS.

         We expect to generate a substantial potion of our future revenues by providing international telecommunication services to customers on a wholesale basis. The international nature of our operations involve certain risks, such as:

     o   changes in U.S. and foreign government regulations,

     o   changes in U.S. and foreign telecommunications standards,

     o   dependence on foreign partners,

     o   changes in tariffs, taxes and other trade barriers,

     o   the potential for nationalization and economic downturns, and

     o   political instability in foreign countries.

         In addition, our businesses could be adversely affected by a reversal in the current trend toward deregulation of telecommunications carriers. We will be increasingly subject to these risks to the extent that we proceed with the planned expansion of our international operations.

         We will increasingly rely on foreign partners to terminate our traffic in foreign countries and to assist in installing transmission facilities and network switches, complying with local regulations, obtaining required licenses, and assisting with customer and vendor relationships. We may have limited recourse if our foreign partners do not perform under their contractual arrangements. Our arrangements with foreign partners may expose us to significant legal, regulatory or economic risks.

         Governments of many countries exercise substantial influence over various aspects of the telecommunications market. In some cases, the government owns or controls companies that are or may become competitors or companies (such as national telephone companies) upon which we and our foreign partners may depend for required interconnections to local telephone networks and other services. Accordingly, government actions in the future could have a material adverse effect on our operations. In highly regulated countries where we are not dealing directly with the dominant local exchange carrier, the dominant carrier may have the ability to terminate service to either us or our foreign partner and, if this occurs, we may have limited or no recourse. In countries where competition is not yet fully established and we are dealing with an alternative operator, foreign laws may prohibit or impede new operators from offering services.

         Our revenues and the cost of long distance services are sensitive to foreign currency fluctuations. We expect that an increasing portion of our net revenue and expenses will be denominated in currencies other than U.S. dollars. If that becomes the case, changes in exchange rates may have a significant effect on our results of operations.

DAMAGE TO OUR NETWORK COULD CAUSE INTERRUPTIONS OF SERVICE AND RESULT IN REDUCED REVENUE AND HARM TO OUR REPUTATION.

         Any system or network failure that causes interruptions in our operations could have a material adverse effect on our business, financial condition or results of operations. Our operations are dependent on our ability to successfully integrate new and emerging technologies and equipment into our network, which could increase the risk of system failure and cause a strain on our networks. In addition, our hardware and other equipment could be damaged by natural disasters, intentional acts of vandalism and other sources of power loss and telecommunications failures. We have taken a number of steps to prevent our network from being affected by natural disasters, including building redundant systems for power supply to our switching equipment. However, there can be no assurance that any of these systems will prevent our switches from becoming disabled in the event of an earthquake, power outage or otherwise. The failure of our network, or a significant decrease in telephone traffic resulting from effects of a natural or man-made disaster, could have a material adverse effect on our relationships with their customers and our business, operating results and financial condition.

YEAR 2000 COMPUTER PROGRAM FAILURES COULD INTERRUPT OUR BUSINESS AND DAMAGE OUR RELATIONSHIP WITH CUSTOMERS.

         We have not experienced material adverse effects due to year 2000 compliance problems. However, no assurances can be given that we will not detect unanticipated year 2000 compliance problems. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000."

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD AFFECT OUR ABILITY TO PROVIDE SERVICES.

         United States Regulation. As a provider of domestic and international long distance telecommunications services, we are subject to varying degrees of regulation in each of the jurisdictions in which we operate. In the U.S., we are subject to the provisions of the Communications Act, as amended by the Telecommunications Act of 1996 and the Federal Communications Commission (the "FCC") regulations promulgated thereunder. We are also subject to the applicable laws and regulations of the various states administered by the relevant state authorities. Currently, the FCC and relevant state authorities regulate ownership of transmission facilities, provision of services and the terms and conditions under which we provide services. We are required by federal and state law and regulations to file tariffs listing the rates, terms and conditions for the services we provide and we are subject to a variety of FCC policies and rules. See "Description of Business -- Government Regulation."

         Foreign Regulation. Many foreign countries have adopted or may adopt laws or regulatory requirements regarding our services. Compliance with these regulations may be difficult or expensive, and could force us to choose less cost-effective routing alternatives which could have a material adverse effect on our business, operating results and financial condition. We currently plan to provide a limited range of services in Mexico and the Philippines, as permitted by regulatory conditions in those markets, and to expand our operations as these markets liberalize regulations to permit competition in the full range of telecommunications services. There can be no assurance that the regulatory regime in these countries will provide us with practical opportunities to compete in the near future, or at all, or that we will be able to take advantage of any such liberalization in a timely manner or at all.

WE HAVE NEVER PAID AND DO NOT EXPECT TO PAY DIVIDENDS

         We have not previously paid any dividends on our common stock and intend to follow a policy of retaining all of our cash flow from operations, if any, to finance the development and expansion of our business.

SHARES AVAILABLE FOR FUTURE SALE

         There are 5,867,780 shares of our common stock outstanding as of December 15, 1999. In addition, the shares offered hereby will be available for immediate sale in the public market as of the effective date of the registration statement, of which this prospectus is a part. Of the presently outstanding shares of common stock, we estimate that approximately 2,274,012 are free trading and the balance are "Restricted Securities" as defined under the Securities Act of 1933 and Rule 144. In general, under Rule 144 a person who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding shares of that class of securities or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the Company and who has satisfied a two year holding period. Any sales of a substantial amount of common stock in the open market, under Rule 144 or otherwise, could have a significant adverse effect on the market price of our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements contained in this prospectus that are not historical facts, including some statements made in the sections of this prospectus entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," are statements of future expectations and other forward-looking statements pursuant to Section 27A of the Securities Act of 1933. Words such as "believe," "expect," "intend," "plan," "anticipate," "likely," "will," and similar expressions are intended to identify these forward-looking statements. These statements are based on management's current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in those statements, including:

     o   the rate of expansion of our network and/or customer base;

     o inaccuracies in our forecasts of telecommunications traffic or customers;

     o   loss of a customer that provides us with significant revenues;

     o   loss of sales representatives, dealers or agents;

     o   highly competitive market conditions;

     o changes in or developments under laws, regulations, licensing requirements or telecommunications standards;

     o   changes in technology;

     o   changes in the availability of transmission facilities;

     o   changes in retail or wholesale telecommunications rates;

     o   loss of the services of key officers; and

     o   general economic conditions.

         This list of important factors is not exhaustive. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See also "Risk Factors" for additional cautionary statements identifying important factors with respect to forward-looking statements contained in this prospectus that could cause actual results to differ materially from results or expectations referred to in the forward-looking statements.


                                 USE OF PROCEEDS

         We will not receive any proceeds from any sales by the selling stockholders of common stock under this prospectus. If all the warrants to purchase the common stock covered by this prospectus are exercised for the maximum number of shares of common stock issuable thereunder, we would receive gross proceeds of approximately $21,644,479. There are no underwriting discounts, commissions or other material sales expenses we would incur upon exercise of the warrants. This amount would be used by us for working capital purposes and to finance our network expansion, including carrier deposits. We are not currently negotiating any network expansion agreements.

                            SELLING SECURITY HOLDERS

         The following table sets forth the information as of December 15, 1999 concerning the security holders whose common stock, receivable either on exercise of warrants or on conversion of our 4% Convertible Debentures and Series A-1 Preferred Stock, is offered in this offering:

                        Securities Owned     Amount      Amount Owned    Percentage
Name                    Before Offering     Offered     After Offering    of Class
----                    ----------------    -------     --------------   ----------
Rebecca LLC               1,260,000(1)     1,260,000              --          --
May Davis Group, Inc.       200,000(2)       200,000              --          --
Corporate Financial      17,534,533(3)     5,078,633      12,455,900        26.3%
  Enterprises, Inc.
American Equities, LLC    3,906,670(4)     1,130,000       2,776,670         5.8%
Jamie Mazur               5,846,960(5)     1,695,000       4,151,960         8.8%
Emily Mazur               3,897,970(4)     1,130,000       2,767,970         5.8%
Jennifer Mazur            3,897,970(4)     1,130,000       2,767,970         5.8%
Trent Mazur               3,897,970(4)     1,130,000       2,767,970         5.8%
Elie Sakaran                100,000(6)       100,000              --          --
David Chadwick            1,462,500(7)       487,500         975,000         2.1%
James E. Rott               489,822(8)       126,786         363,036          *
Paul E. Hyde                253,572(9)       126,786         126,786          *
Gary L. Killoran            489,822(8)       126,786         363,036          *
Mike W. DuBrock              46,428(10)       10,714          35,714          *
Anna Marie Yates             26,428(11)       10,714          15,714          *
John C. Gurthrie             21,428(12)       10,714          10,714          *
Adrian A. Merril             21,428(12)       10,714          10,714          *
Thomas Nelson                21,428(12)       10,714          10,714          *

--------------
* Less than 1%

(1) Includes 625,000 shares of common stock issuable upon conversion of the 4% Convertible Debentures at any time commencing April 1, 2000, 80,000 shares issuable upon exercise of the $12.50 Warrants at any time after November 22, 1999 but before November 22, 2001, and 80,000 shares issuable upon exercise of the $15.00 Warrants at any time after November 22, 1999 but before November 22, 2001 and an additional 475,000 shares which may become issuable as a result of fluctuation in closing prices reports of our common stock (as required by the terms of a Registration Rights Agreement between the Company and the holder of our 4% Convertible Debentures). (See "Description of Securities -- 4% Convertible Debentures").

(2) Issuable upon exercise of the May Davis Warrants at any time after November 22, 1999 but before November 22, 2004.

(3) Includes 1,000,000 shares of common stock, 350,000 shares of common stock issuable upon exercise of the September 2004 Warrants at any time commencing December 31, 2000 and ending September 1, 2004, 2,478,633 shares exercisable upon exercise of the February 2004 Warrants at any time commencing December 31, 2000 and ending February 22, 2004, and 2,250,000 shares of common stock issuable upon conversion of 225,000 shares of the Series A-1 Preferred Stock convertible at any time after December 31, 2000, at the option of the holder.

(4) Includes 630,000 shares of common stock issuable upon exercise of the February 2004 Warrants at any time commencing December 31, 2000 and ending February 22, 2004 and 500,000 shares of common stock issuable upon conversion of 50,000 shares of the Series A-1 Preferred Stock convertible at any time after December 31, 2000, at the option of the holder.

(5) Includes 945,000 shares of common stock issuable upon exercise of the February 2004 Warrants at any time commencing December 31, 2000 and ending February 22, 2004 and 750,000 shares of common stock issuable upon conversion of 75,000 shares of the Series A-1 Preferred Stock convertible at any time after December 31, 2000, at the option of the holder.

(6) Represents shares issuable upon exercise of the Sakaran Warrants at any time commencing July 1, 1999 and ending July 1, 2000.

(7) Represents 487,500 shares of common stock, and 487,500 shares of common stock issuable upon exercise of the phoneXchange Warrants at any time commencing December 31, 2000 and ending February 22, 2004 and 487,500 shares of common stock issuable upon exercise of options at any time commencing July 22, 1999 and ending July 22, 2004.

(8) Represents 126,786 shares of common stock, and 126,786 shares of common stock issuable upon exercise of the phoneXchange Warrants at any time commencing December 31, 2000 and ending February 22, 2004 and 236,250 shares of common stock issuable upon exercise of options at any time commencing July 22, 1999 and ending July 22, 2004.

(9) Represents 126,786 shares of common stock, and 126,786 shares of common stock issuable upon exercise of the phoneXchange Warrants at any time commencing December 31, 2000 and ending February 22, 2004.

(10) Represents 10,714 shares of common stock, and 10,714 shares of common stock issuable upon exercise of the phoneXchange Warrants at any time commencing December 31, 2000 and ending February 22, 2004 and 25,000 shares of common stock issuable upon exercise of options at any time commencing July 22, 1999 and ending July 22, 2004.

(11) Represents 10,714 shares of common stock, and 10,714 shares of common stock issuable upon exercise of the phoneXchange Warrants at any time commencing December 31, 2000 and ending February 22, 2004 and 5,000 shares of common stock issuable upon exercise of options at any time commencing July 22, 1999 and ending July 22, 2004.

(12) Represents 10,714 shares of common stock, and 10,714 shares of common stock issuable upon exercise of the phoneXchange Warrants at any time commencing December 31, 2000 and ending February 22, 2004.

         Elie Sakaran and Corporate Financial Enterprises, Inc. currently provide consulting services to us. Jamie, Jennifer, Emily and Trent Mazur are siblings, and Emily and Trent Mazur's shares are held by their mother, Michelle Mazur, as custodian. David Chadwick is our President, Chief Executive Officer and Chairman of our Board of Directors, James Rott is our Chief Operations Officer, Paul E. Hyde is a Vice President and member of our Board of Directors, Gary L. Killoran is our Chief Financial Officer, Secretary, Treasurer and member of our Board of Directors, Mike W. DuBrock is our Controller and Annamarie Yates is our Carrier Account Manager. John C. Gurthrie, Adrian A. Merril and Thomas Nelson are not employees of the Company.


                              PLAN OF DISTRIBUTION

         The selling security holders may offer their shares of common stock at various times in one or more of the following transactions:

         o in the over-the-counter market or such other markets or exchanges as our common stock may be listed or quoted;

         o in transactions other than in the over-the-counter market or such other markets or exchanges as our common stock may be listed or quoted;

         o        in privately negotiated transactions;

         o        in connection with short sales of our shares;

         o        by pledge to secure debts and other obligations;

         o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

         o        in a combination of any of the above transactions.

         The selling security holders may sell their shares of common stock at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices.

         When the selling security holders sell their shares of common stock, we will prepare a prospectus supplement if necessary. A prospectus supplement would list the number of shares of common stock being offered and the terms of the offering, including the proposed selling price to the public. The selling security holders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling security holders, or they will receive commissions from purchasers of shares for whom they acted as agents.

         In connection with this registration of common stock, we will pay all of the expenses, including fees and expenses with respect to required Securities and Exchange Commission and

Nasdaq filings and in compliance with applicable state securities or blue sky laws. We will not pay underwriting discounts and selling commissions, if any, or the fees and expenses of any counsel or other advisors for the selling security holders.


                            DESCRIPTION OF SECURITIES

         The description of our capital stock is subject to Nevada law and to provisions contained in our articles of incorporation and bylaws. Copies of our articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus forms a part. You should refer to those documents for a more detailed description of the provisions summarized below.

GENERAL

         The Company is authorized to issue 250,000,000 shares of common stock, $.01 par value per share, and 20,000,000 shares of preferred stock, $.01 par value per share. Of the authorized preferred stock, 7,500,000 shares are designated as 12% Convertible Redeemable Preferred Stock, Series A-1 (the "Series A-1 Preferred Stock") and 50,000 shares are designated as Series A Preferred Stock (the "Series A Preferred Stock"). On December 1, 1999, there were 5,867,780 shares of common stock issued and outstanding. This amount does not include 7,315,061 shares of common stock subject to outstanding warrants and 1,100,000 shares of common stock issuable upon exercise of outstanding options. As of December 1, 1999, 3,167,974 shares of Series A-1 Preferred Stock were issued and outstanding and no shares of the Series A Preferred Stock were issued and outstanding.

COMMON STOCK

         Each share of the Company's common stock entitles the holder thereof to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of a majority of the issued and outstanding shares of common stock can elect all of the directors of the Company, subject to the voting and other rights of any outstanding shares of preferred stock.

         All shares of common stock are entitled to participate ratably in dividends when and as declared by the Company's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of common stock. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the dissolution, whether voluntary or involuntary, of the Company, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity securities of the Company after satisfaction of all debts and other liabilities, including any liquidation preferences held by holders of preferred stock.

PREFERRED STOCK

         GENERAL

         Our Board may issue up to 20,000,000 shares of preferred stock with preferences, powers and rights (including voting rights) senior to the rights of holders of common stock. The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our Board may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose, which may include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect, under certain circumstances, alone or in combination with certain other provisions of our Articles of Incorporation, of rendering more difficult or discouraging an acquisition of us deemed undesirable by our Board.

         SERIES A PREFERRED STOCK

         The Board of Directors is authorized to issue up to 50,000 shares of Series A Preferred Stock with a stated value of $3.00 per share. Subject to the approval of the Board of Directors, the Series A Preferred Stock shall accrue dividends at a rate of 8% per year, payable in shares of common stock of the Company. The Series A Preferred Stock is convertible into common stock at the direction of the Company, at the rate of one share of common stock for each share of Series A Preferred. The Series A Preferred Stock can be redeemed at the direction of the Company, at a price of $3.00 for each share.

         The Series A Preferred Stock has no voting rights, except as required by the General Corporation Law of the State of Nevada. The Series A Preferred Stock is not entitled to payment of any amount in the event of liquidation. As to dividends, the Series A Preferred Stock is superior in right of payment to the common stock.

         SERIES A-1 PREFERRED STOCK

         The Board of Directors of the Company is authorized to issue 7,500,000 shares of 12% Convertible Redeemable Preferred Stock, Series A-1 (the "Series A-1 Preferred Stock"). The Series A-1 Preferred Stock accrues dividends at a rate of 12% per year, payable on a quarterly basis in shares of common stock of the Company, commencing June 1, 1999. The Series A-1 Preferred Stock is convertible at any time after December 31, 2000, at the option of the holder into shares of common stock at the rate of 10 shares of common stock for each share of Series A-1 Preferred Stock. The Series A-1 Preferred Stock is redeemable at any time after January 1, 2000 at the option of the holder, out of funds legally available therefor, at an amount equal to $1.76, plus an amount equal to accrued and unpaid dividends, if any, to (and including) the date fixed for redemption, whether or not earned or declared.

         The holders of Series A-1 Preferred Stock are entitled to ten votes for each share of Series A-1 Preferred Stock on all matters submitted to the stockholders of the Company. With respect to matters affecting only the Series A-1 Preferred Stock, each share shall be entitled to one vote. The Series A-1 Preferred Stock is superior in right of payment in the event of liquidation and with respect to dividends to the common stock of the Company and any other stock ranking junior to the Series A-1 Preferred Stock. The liquidation value of the Series A-1 Preferred Stock is $1.53 per share plus any accrued and unpaid dividends.

         WARRANTS AND OPTIONS

         As of December 15, 1999, there were warrants and options outstanding to purchase an aggregate of 8,775,062 shares of common stock of the Company at exercise prices ranging from $1.72 to $13.75. The warrants contain provisions for the adjustment of the exercise prices and number of shares of common stock issuable upon exercise in certain events, including sale of common stock at less than the exercise price or, in certain cases, fair market value, stock dividends, stock splits, reorganizations, reclassifications or mergers. The warrants and options expire on various dates between November 22, 2001 and November 22, 2004. The holders of warrants are entitled to registration rights on the underlying shares, to purchase 7,675,062 shares of common stock. See "Selling Security Holders."

         4% CONVERTIBLE DEBENTURES

         As of December 15, 1999, there were an aggregate of $5.0 million principal amount of our 4% Convertible Debentures outstanding. The Debentures bear interest at the rate of 4% per annum, payable in cash or common stock, at our option, upon conversion. The Debentures automatically convert into common stock on December 2, 2004 at the then effective conversion price. The holders of the Debentures have the right, at any time after April 1, 2000, to convert all or any portion of the Debentures into common stock at the lesser of (i) 80% of the averaged three lowest closing bid prices, as reported by Bloomberg, LP, for the common stock for the 20 trading days immediately preceding the conversion date, or (ii) $10.00. The Debentures contain provisions requiring us to pay liquidated damages of up to $100,000 per month to the holders of the Debentures in the event we fail to timely deliver common stock to the holders upon proper conversion, or if we fail to register the shares of common stock underlying the Debentures prior to March 2, 2000. We have the right to redeem the Debentures at any time for 120% of the principal amount of the Debentures, plus accrued interest up to the date of redemption. In the event that we breach any provision of the Debentures, the holders have the right to declare all amounts owing under the Debentures immediately due and payable.

                             DESCRIPTION OF BUSINESS

BACKGROUND

         We originally incorporated under the name Theatre, Inc. on January 16, 1997. On April 16, 1998, Theatre, Inc. entered into an Agreement and Plan of Merger with Phonetime Resources, Inc. Phonetime Resources, Inc. merged into Theatre, Inc. and Theatre, Inc. was the surviving corporation. The purpose of the merger was to effect a domicile change. On May 8, 1998, Theatre, Inc., doing business as Global Access Pagers, Inc., entered into an Agreement and Plan of Merger with Global Access Pagers, Inc., a Nevada corporation. Upon completion of the merger, Global Access Pagers, Inc. ceased to exist and Theatre, Inc. changed its name to Global Access Pagers, Inc. On January 27, 1999, the transaction relating to the merger was rescinded and 3,475,000 issued shares of common stock of the surviving entity were returned and canceled.

LONG DISTANCE SERVICES - PHONEXCHANGE, INC.

THE MARKET

         General. International telecommunications has become an increasingly important segment of the telecommunications market. We believe that the following trends will continue to drive growth in the international telecommunications industry:

         o Deregulation and privatization of international telecommunications markets

         o        Stable or declining international telephone rates

         o Globalization of major carriers through market expansion and mergers, and transition to a multilateral trading system through joint ventures and strategic alliances

         o        Diversification of services through technological innovation

         o        Increased international trade and travel

         The evolving deregulation of telecommunications markets throughout the world has coincided with substantial technological innovation. The proliferation of digital fiber-optic cable in and between major markets has significantly increased transmission capacity, speed and flexibility. Improvements in computer software and processing technology allow for a broad range of enhanced voice and data services. We believe that we will be able to benefit from these advances without the burden of older, inflexible switching systems owned by many of the larger and more established telecommunications providers.

         Regulatory Environment. Legislation and international agreements that have been adopted since the beginning of 1996, which are expected to lead to the liberalization of the majority of the world's telecommunication markets, include:

         o The U.S. Telecommunications Act signed February 1996, established parameters for the implementation of full competition in the U.S. national long distance market.

         o The European Union Full Competitive Directive, adopted in March 1996, abolished exclusive rights for the provision of voice telephony services throughout the European Union and public telecommunications operators of any member country by January 1, 1998.

         o The World Trade Organization Agreement, signed February 1997, created a framework under which over 69 countries committed to liberalize their telecommunications laws in order to permit increased competition and, in most cases, foreign ownership in their telecommunications markets, beginning February 5, 1998.

         We hope to capitalize on current market opportunities created by the foregoing initiatives, as well as the reduction of restrictions on the ability of alternate carriers, such as phoneXchange, to provide telecommunications services in international markets. In many markets, local telecommunications operators have charged relatively high, non-competitive prices to long distance callers in exchange for limited services. The transition to a multilateral trading system will bring benefits in terms of greater choice and lower prices. The International Telecommunication Union projects substantially increased international minutes of use and revenue by the year 2000. These projections are based in part on the current market conditions and the belief that reduced pricing will result in a substantial increase in the demand for telecommunications services in most markets.

         Target Markets. phoneXchange has initially targeted the following markets based on information contained in the August 1998 Federal Communications Report "Trends in the U.S. International Telecommunications Industry" (the "Communications Report"), the perceived ease of entry into these markets and potential consumer demand:

         o Mexico: This represented 12.5% of the international long distance market in 1996 or 198 million minutes of use per month with an annual growth rate of 17.6% since 1991. The 1998 forecast of the Mexican market contained in the Communications Report is 400 million minutes of use per month or 19% of the international market.

         o South America: This represented 8.3% of the international long distance market in 1996 or 132 million minutes of use per month with an annual growth rate of 22% since 1991. The 1998 forecast of the South American market contained in the Communications Report is 190 million minutes of use per month or 9% of the international market.

         o        Asia, including Hong Kong, the Republic of Korea and the
                  Philippines: This represented 19.6% of the international long distance market in 1996 or 313 million minutes of use per month with an annual growth rate of 24.5% since 1991. The 1998 forecast of the Asia market contained in the Communications Report is 467 million minutes of use per month or 22.1% of the international market.

                  o Hong Kong: This represented 2.8% of the international long distance market in 1996 or 45 million minutes of use per month with an annual growth rate of 41.4% since 1991. The 1998 forecast of the Hong Kong market contained in the Communications Report is 82 million minutes of use per month or 3.9% of the international market.

                  o Republic of Korea: This represented 2% of the international long distance market in 1996 or 32 million minutes of use per month with an annual growth rate of 15.7% since 1991. The 1998 forecast of the Republic of Korea market contained in the Communications Report is 42 million minutes of use per month or 2.2% of the international market.

                  o Philippines: This represented 1.8% of the international long distance market in 1996 or 29 million minutes of use per month with an annual growth rate of 13.8% since 1991. The 1998 forecast of the Philippines market contained in the Communications Report is 42 million minutes of use per month or 2% of the international market.

         Currently, we have entered into contracts to provide 41 million and 1.5 million minutes per month in the Latin American and Asian-Pacific markets, respectively. See "Services/Competitive Advantages -- Sales" below.

PHONEXCHANGE NETWORK DESCRIPTION

         General. phoneXchange has built a flexible and scalable switch-based network utilizing ATM/IP. ATM/IP is a switch-based transmission standard that is used for mission critical and time sensitive data, such as voice and video. phoneXchange relies on a combination of leased and owned transmission facilities, various foreign termination relationships, and resale agreements with other long distance providers. The backbone of the network is fully redundant and fault tolerant providing no single point of failure through its switching facilities and points of presence in Los Angeles, New York, Dallas and Mexico City. phoneXchange provides carrier-grade quality service and routes traffic to its ultimate destination on a least cost basis. phoneXchange's network uses products and technologies that support a variety of standard network user interfaces and will allow for expansion to meet future growth needs.

         phoneXchange's network operations center uses technology and network management solutions that allow it to control remote switching and transport facilities. The ability to operate remotely allows technicians to manage the entire network as a single entity. The network operations center is staffed twenty-four hours per day, seven days per week.

         Master Lease Agreement with Lucent Technologies. On July 30, 1999, phoneXchange and Lucent Technologies, Inc. InterNetworking Systems signed a Master Lease Agreement pursuant to which Lucent would provide to us up to $10 million in credit for leasing Lucent equipment. Descriptions of the Master Lease Agreement are qualified in their entirety by reference to the definitive agreement filed as an exhibit to the registration statement to which this prospectus forms a part. The agreement provided phoneXchange with credit of $3 million on execution to finance the lease of telecommunications equipment from Lucent. An additional $7 million was to have been made available for equipment leases once phoneXchange provides either (a) verification that a minimum of $5 million of new equity was raised by September 30, 1999; or (b) verification that phoneXchange has demonstrated cash flow coverage of at least 1.25 times lease payments on a rolling three months average. We have not met either requirement. We are currently attempting to negotiate an extension of these requirements and an increase in the total financing to $25 million. While the amended financing agreement is expected to be approved and executed prior to January 31, 2000, there is no assurance that any increase or extension will be approved. If such increase or extension is not approved, we may not be able to maintain our current and projected growth.

         The Lucent AC 120 Series Multi-Service ATM and IP Switching Equipment. The Lucent AC 120 Series Switching Solution offers multi-voice compression equipment that consolidates voice, data, video and fax and allows for band-width optimization. The Lucent AC 120 Switching Solution provides dynamic routing capabilities, international and multi-vendor signaling compatibility, sophisticated voice adaptation techniques and cost savings via compression while delivering carrier grade quality of service.

         The Lucent Switching System provides combined packet switching and international gateway communication functionality in a single integrated switching platform for North America. The system supports all key national and international signaling interfaces and is equipped with Lucent NavisCore and NavisAccess network management systems for developing and deploying the next generation of enhanced services.

         Cronus TSC 100 Trunk Signaling Converter. The Cronus TSC 100 Trunk Signaling Converter allows phoneXchange's network to provide connectivity between incompatible switches or network components. The system provides full support for both protocol and rate conversion, as well as crossover connection capability. It allows for user configurable framing and signaling parameters and diagnostic software. It has support for multi-signaling protocols used in over 60 countries, in addition to the ability to develop custom protocols ensuring compatibility with the network's evolving requirements.

         Switching Facilities and Points of Presence. The deployment of phoneXchange's network began in Los Angeles to serve the largest carrier and customer demand. Los Angeles is currently on-line in the form of three NACT tandem switches combined with the Lucent AC 120 Concentrators. The Dallas network is also on-line via the Lucent AC 120 Concentrators. The Mexico City network is currently on-line utilizing the Lucent AC 120 Concentrators and the Cronus TSC 100 Trunk Signaling Converter. We are currently in the process of expanding this network's capacity and termination relationships to accommodate customer demand. The New York network is currently on-line utilizing the Lucent AC 120 Concentrator and the Miami network is expected to go on-line by March 31, 2000, each with a multi-service ATM/IP switch with connection to phoneXchange's ATM network. We expect to implement points of presence in Germany and the Philippines by March 31, 2000 through the joint venture described in "PROSPECTUS SUMMARY" above. To further improve service and increase capacity, we intend to upgrade all of our switching facilities to Lucent's Soft Switch Signaling Source 7 (SS7) for higher carrier grade access and more efficient connectivity. There can be no assurance, however, that we will be able to successfully bring the Miami network on-line or implement points of presence in Germany or the Philippines. Failure to successfully launch any or all of these networks or points of presence could have a material adverse effect on our business, operating results and financial condition.

SERVICES/COMPETITIVE ADVANTAGES

         Wholesale Carrier Services. Our majority owned subsidiary phoneXchange, Inc. sells domestic and international long distance service on a wholesale basis to other facilities-based carriers and resellers who seek high quality service at competitive rates. phoneXchange provides domestic and international long distance service to over 200 foreign markets through termination relationships, international gateway switches, leased and owned transmission facilities, and resale arrangements with other long distance providers.

         Wholesale Prepaid Services. In addition to the wholesale carrier services, phoneXchange provides domestic and international long distance services to brokers, agents and resellers of prepaid long distance telephone services including prepaid phone cards.

         Customer Support. phoneXchange provides multilingual customer service available twenty-four hours a day, seven days a week. phoneXchange uses a state-of-the-art internal software system that provides real-time access to on-screen call records, complete with historical detail, to track, resolve, protect and support the individual needs of its customers. Some areas of high customer demand include account histories, prepaid calling card balances, wholesale and retail rate structuring, activity tracking, resolution of technical problems and billing.

         Billing Services. phoneXchange offers billing services that include timely and accurate invoices, traffic management reports and weekly call detail records. The management reports and call detail records include information that customers can use to analyze their markets and profitability by destination and origination. phoneXchange currently offers a variety of ways for delivery of management reports, invoices and call records, as well as assistance in interpreting the data provided.

REPORTING SYSTEMS.

         The management team of phoneXchange uses its real-time reporting system to determine traffic patterns and switch capacities in order to terminate traffic cost-effectively. Monitoring customer usage and vendor trunk reports allows phoneXchange to manage gross margins and pricing. The reporting software compiles call, price, and cost data into a variety of reports, which both customers and phoneXchange's management team can use in these operations. All call data, and resulting billing data, are backed up daily and stored redundantly. The following reports can be generated as needed:

         o Customer usage: detailing usage by destination, in order to track sales and respond to any rating or routing variances for a particular customer or destination.

         o Country usage: detailing number of minutes, average cost and call lengths.

         o Vendor rate tables: Audited for contractual accuracy and allows management to determine and establish least cost routing.

         o Vendor usage: Facilitates the auditing and verification of vendor invoices.

In addition, all call data can be transported into third party software for further analysis.

         Marketing. We market our service through our experienced direct sales force and account management team who leverage the long-term industry relationships of our senior management. phoneXchange reaches its customers primarily through relationships gained through years of experience in the telecommunications industry, domestic and international trade shows and industry trade associations. We target second and third-tier providers of international long distance service who are unable to develop their own network and who desire to diversify the vendors from which they obtain service for redundancy and quality purposes.

         Customers enter into carrier agreements with phoneXchange whereby they commit to a minimum amount of minutes of use per month (generally from 1.0 million to 10.0 million minutes) or a minimum dollar requirement per month. These contracts customarily have a term of one year. Upon execution of the carrier agreement and prior to service, phoneXchange generally requires either a cash deposit or letter of credit.

     phoneXchange believes it can offer competitive prices by aggregating the minutes of use from its various termination agreements and through the use of direct circuits and compression technology, while maintaining margins as the volume of traffic on its network increases. The savings are expected to be offset by downward pressure on our wholesale prices to its customers due to increased competition.

     Sales. We currently have commitments under contract to provide service to the Latin American market for 41.0 million minutes of use per month with an average contract commitment of 6.8 million minutes of use per month. We also have non-binding letters of intent to provide service to the Latin American market for 24.0 million minutes of use per month with an average commitment of
3.4 million minutes of use per month. We have commitments under contract to provide service to the Asian-Pacific markets for 1.5 million minutes of use per month. We also have non-binding letters of intent to provide service to the Asian-Pacific market for 3.5 million minutes of use per month with an average commitment of 875,000 minutes of use per month. These contracts typically last for an initial term of one year.

     Our switches offer long distance service to customers who sell prepaid calling cards. We currently have commitments under contract under our Prepaid platform to provide 5.5 million minutes of use per month to the Latin American market and 1.5 million minutes of use per month to the Asian-Pacific market.

CALL CENTER SERVICES - INTERNET CALL CENTERS, INC.

THE MARKET

     Teleservices, such as call centers, facilitate direct communication between companies and their current and prospective customers. There are several forces that drive corporations to outsource call center activities. Many corporations, which rely heavily on communicating with customers, may be overwhelmed with the demands on their internal systems. In addition, outsourcing eliminates a company's exposure to rapidly changing computer telephony technology and often permits enhanced customer service. ICCI will be targeting small and medium sized corporations that may not have the resources to implement call centers.

ICCI NETWORK DESCRIPTION

     ICCI is a development stage company that anticipates offering a variety of call center services. The call center is evolving into a customer interaction center where, in addition to calling, customers can send E-mail, conduct videoconferences or shop on-line. Until recently, all telephony equipment for call centers and business phone systems came in proprietary bundles of hardware and software. To add a feature or function, customers had to wait for the vendor to develop the feature or add an interface to another company's equipment. Providing access to databases outside the call center was also complicated. ICCI will use the network of its sister company, phoneXchange, to transport voice and data traffic to its call centers. This network meets the requirements of the Generally Accepted System Security Principles (GASSP) and will incorporate the most recent technological advances in this business segment.

     ICCI intends to build its call centers around each customer's sales and service needs. ICCI has determined that the system that best meets its needs is Lucent's Centre Vu(R) Compact Call Center Software Suite and ICCI intends to negotiate a purchase contract for this software.

ICCI intends to seek financing of such purchase from either Lucent or our joint venture partner. There is no assurance, however, that any such financing will be available on acceptable terms, if at all. Building on the performance and flexibility of Lucent's software, ICCI can select from a powerful assortment of features and capabilities, specifically designed to enhance call center operations. These features allow agents to handle both inbound and outbound calls and include Expected Wait Time and sophisticated routing algorithms designed to help customers reach the appropriate destination and agent best qualified to handle their call. Lucent's technology combines Internet commerce and customer service, allowing ICCI to save network costs and agent time by offloading basic information requests to the Internet, while allowing customers easy access to "live" agents when required. CentreVu(R) allows customers to navigate ICCI's call center using a variety of interactive menus and multimedia response capabilities and offers bulletin boards, announcements and a variety of customer-directed routing options to deliver quicker and more effective service.

     To get the caller to the best agent at the least cost, Lucent's software considers a range of variables such as the media the caller is using, the skill set of the next available agents in all locations, caller location and likely wait time, and the time and cost of routing the call and then selects the best call center. We believe that our network will allow ICCI to provide customer service and floor supervisor staff from an overseas multilingual speaking location at a fraction of the cost of using U.S. based operations to provide such services and staff. We intend, however, to keep all critical systems, sales, client service support, help desks, monitoring, billing, computer information systems and business infrastructure in our domestic headquarters.

SERVICES

     ICCI has not yet commenced operations. ICCI expects to provide international multi-lingual services starting in the first quarter of 2000 through its call center locations twenty-four hours a day, seven days a week. The services to be offered include:

                  Inbound                             Outbound
                  -------                             --------
         Customer Service Help Desk         Marketing Research and Surveys
         Catalog Orders                     Telemarketing/Telesales
         Product Technical Information      Direct Sales of Products and Services
         New Product Information            New Product Introduction
         Consumer/Advertising Response      Credit Card Applications
         Order Processing                   Full Account Management
         Direct Mail Support                Lead Generation
         Event Registration                 Trade Show Follow-up
         Promotional Product Handling       Fundraising
                                            Third Party Verification

     ICCI intends to offer both dedicated and overflow services. Dedicated service will be available to customers who want to use ICCI's call center as its primary service. Overflow service will be available to customers who want to use ICCI's services to fill their overflow capacity. We view the following industries as attractive marketing targets: Internet, catalog, computer and data processing, entertainment, financial services, health care providers, pharmaceuticals, transportation, subscription and publishing.

         By offering both inbound and outbound services, ICCI believes it can offer customers the opportunity to increase revenues through effective selling, cross-selling and up-selling on a global scale. We have selected hardware and software applications for implementation in its network that it believes will enhance the productivity of its customer service representatives. We expect that ICCI's call centers will be able to rapidly respond to market conditions and coverage as well as provide clients with enhanced market testing capabilities and account management.

GOVERNMENT REGULATION

         As a provider of domestic and international long distance telecommunications services, we are subject to varying degrees of regulation in each of the jurisdictions in which we operate. As a non-dominant carrier lacking substantial power to influence market prices in the U.S., we are generally subject to less regulation than a carrier that has such power. In the U.S., provision of our services is subject to the provisions of the Communications Act, as amended by the Telecommunications Act of 1996 and the Federal Communications Commission (the "FCC") regulations promulgated thereunder, as well as the applicable laws and regulations of the various states administered by the relevant state authorities. The recent trend in the U.S., for both federal and state regulation of telecommunications service providers, has been in the direction of reducing regulation. Nonetheless, the FCC and relevant state authorities continue to regulate ownership of transmission facilities, provision of services and the terms and conditions under which our services are provided. Non-dominant carriers, like us, are required by federal and state law and regulations to file tariffs listing the rates, terms and conditions for the services they provide. We are also subject to the FCC policies and rules discussed below.

         FCC International Settlements Policy ("ISP"). The ISP governs the permissible arrangements between U.S. carriers and foreign carriers to exchange traffic and settle the cost of terminating traffic over each other's networks. The ISP requires that U.S. carriers receive an equal share of the accounting rate and receive inbound traffic in proportion to the volume of U.S. outbound traffic which they generate. The ISP is primarily intended to deter dominant foreign carriers from discriminating against competing U.S. carriers by, for example, favoring the foreign carrier's U.S. affiliate. We may provide services over international private lines without complying with the ISP, but only between the United States and countries specifically approved by the FCC for this activity. See "-- FCC International Private Line Resale Policy" below.

         FCC International Private Line Resale Policy. The FCC's international private line ("IPL") resale policy permits a carrier to connect IPLs to the public switched telephone network ("PSTN") at one or both ends to provide switched services, commonly known as International Simple Resale ("ISR"). A carrier generally may only offer ISR services to a foreign country if the FCC has determined that (a) the country is a member of the World Trade Organization ("WTO") and at least 50% of the U.S. billed and settled traffic to that country is settled at or below the FCC's benchmark settlement rate or (b) the country is not a WTO member, but it offers U.S. carriers equivalent opportunities to engage in ISR and at least 50% of the U.S. billed and settled traffic is settled at or below the applicable benchmark. Upon grant of any such ISR application to a given country, the FCC's rules permit us to provide ISR service to that country.

If ISR is not permitted on a route, absent prior FCC consent, U.S. facilities-based international carriers must terminate switched telephone traffic in accordance with the FCC's ISP.

         FCC Policies on Transit and Refile. We use both transit and refile arrangements to terminate our international traffic. Transit arrangements occur when traffic originating from one country and terminating in another is routed through a third country with the consent of all three countries. The FCC routinely approves transit arrangements by U.S. international carriers. Refile arrangements occur when the destination country does not consent to receiving traffic from the originating country and does not realize that it is receiving traffic from the originating country. The FCC's rules currently permit carriers in many cases to use ISR facilities to route traffic via a third country for refile through the PSTN. However, the extent to which carriers, may enter into refile arrangements consistent with the ISP is currently under review by the FCC. We currently terminate traffic only with carriers authorized by the ISP or ISR policy. However, our future plans to expand into other countries may be affected by any change in FCC policy.

         FCC Policies on Use of Pay Phones. A portion of our customers use pay phones to access services. The Communications Act requires long distance carriers like us to compensate pay phone owners when a pay phone is used to originate a telephone call through a toll-free number. Recent regulations adopted under the Communications Act mandate compensation in the amount of $0.284 per call, although the basis for this compensation is currently being reconsidered by the FCC pursuant to a court order. We pass these costs on to our customers who use pay phones. However, there can be no assurance that we will be able to successfully pass these costs on to our customers or that these charges will not have a material adverse effect on our business, operating results and financial condition.

         Recent and Potential FCC Actions. Regulatory action that may be taken in the future by the FCC may intensify the competition we face, impose additional operating costs, disrupt certain transmission arrangements or otherwise require us to modify our operations. The FCC is encouraging new market entrants by implementing the WTO Basic Telecommunications Agreement (the "WTO Agreement") and through other actions. The FCC may approve pending mergers which could produce more effective competitors in our markets. The FCC may increase regulatory fees charged to us and our competitors by eliminating the exemption for carrier revenues obtained from other carriers from certain fees or through other actions, which could raise our costs of service without assurance that we could pass such fee increases through to our customers. Such increase or other action could have a material adverse effect on our business, operating results and financial condition.

         State Regulation. Our intrastate long distance telecommunications operations are subject to various state laws and regulations, including prior certification, notification, registration and/or tariff requirements. The vast majority of states require that companies apply for certification to provide intrastate telecommunications services. In most jurisdictions, companies also must file and obtain prior regulatory approval of tariffs for intrastate services. Certificates of authority can generally be conditioned, modified or revoked by state regulatory authorities for failure to comply with state laws and regulations. Fines and other penalties may also be imposed for such violations. As of the date of this report, we believe we are in material compliance with all applicable state laws and regulations.

     Foreign Regulation. Foreign countries, either independently or jointly as members of the International Telecommunication Union ("ITU"), or other supra-national organizations such as the European Union or the WTO, may have adopted or may adopt laws or regulatory requirements regarding our services. Compliance with these regulations may be difficult or expensive, and could force us to choose less cost-effective routing alternatives which could have a material adverse effect on our business, operating results and financial condition. We currently plan to provide a limited range of services in Mexico and the Philippines, as permitted by regulatory conditions in those markets, and to expand our operations as these markets liberalize regulations to permit competition in the full range of telecommunications services. There can be no assurance that the regulatory regime in these countries will provide us with practical opportunities to compete in the near future, or at all, or that we will be able to take advantage of any such liberalization in a timely manner or at all.

     Regulation of Customers. Our customers are also subject to domestic or foreign regulations that may affect their ability to deliver traffic to us. Future regulatory actions could materially adversely affect the volume of traffic received from a major customer, which could have a material adverse effect on our business, operating results and financial condition.

     Taxation of Sale and Use of Prepaid Cards. We have been required to and have collected a three percent (3%) federal excise tax on sales of Prepaid Cards to our distributors. The taxation of the sale and use of Prepaid Cards is evolving and is not specifically addressed by the laws of many of the states in which we do business. In states that do impose taxes on Prepaid Cards, the most common method of calculation and payment is predicated on usage of the Prepaid Card and the revenue generated from the underlying long distance service that is provided. Other states impose taxes on the face value of the Prepaid Card when sold to consumers, with collection and remittance made by the retailer at the point of sale. In the states where we do the majority of our business, taxes on Prepaid Cards are based on their usage. We believe that we have adequate reserves to pay any state taxes we may ultimately be required to pay.

EMPLOYEES

     As of December 1, 1999, we employed approximately 26 employees. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified employees. None of our employees are currently represented by a collective bargaining agreement. We believe that our relations with our employees are good.


                             DESCRIPTION OF PROPERTY

     We lease our principle office at 27061 Aliso Creek Road, Suite 100, Aliso Viejo, California 92656. The lease agreement is for a five (5) year term which expires April 1, 2005 and covers approximately 17,097 square feet. The current monthly lease rate is approximately $23,772 which increases annually at the rate of 4%.

     We also lease certain switching facilities in Los Angeles. The lease agreement is for a five (5) year term which expires May 31, 2002 and covers approximately 1,350 square feet. The current monthly lease rate is approximately $2,705 which increases annually at the rate of 4%.

                                LEGAL PROCEEDINGS

     On August 30, 1999, a claim was filed against us by J&W Ventures, Inc., alleging that we are in breach of contract as to the purchase of certain telecommunications equipment. The plaintiff is seeking $4,685,000 in damages. We have filed a cross-complaint seeking rescission and damages, asserting that J&W Ventures, Inc. breached certain representations and warranties. We intend to vigorously contest the litigation and to pursue our own remedies fully. While no assurance can be given regarding the outcome of this matter, we believe that we have strong and meritorious defenses to the claims asserted. However, a determination that we breached our contract with J&W Ventures, Inc. could have a material adverse effect on our business, operating results and financial condition.

     Pursuant to the J&W Ventures Asset Purchase Agreement, we paid $300,000 in cash, issued 441,600 shares of common stock and were obligated to designate a new series of preferred stock, $2.50 par value, and issue 850,000 shares of such preferred stock (this is recorded on our September 30, 1999 balance sheet as preferred stock subscribed). Pending the outcome of the litigation between the parties, we have placed a stop transfer order on the common stock issued, and have not designated or issued any preferred stock to the J&W Ventures sellers. We have not made any reserve on our balance sheet in connection with this litigation.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

GENERAL

     Our common stock is traded on the National Quotation Bureau's Pink Sheets. We have applied to list our common stock on the NASDAQ Small Cap Market under the symbol "ICNW."

MARKET PRICE

     The following table sets forth the range of high and low closing bid prices per share of our common stock as reported by National Quotation Bureau, L.L.C. for the periods indicated.


Fiscal Year 1997                     High Bid                Low Bid
----------------                     --------                -------
First Quarter                       $1,600.00                $300.00
Second Quarter                         450.00                 300.00
Third Quarter                          450.00                 300.00
Fourth Quarter                         350.00                 100.00

Fiscal Year 1998                     High Bid                Low Bid
----------------                     --------                -------

First Quarter                       $  125.00                $ 25.00
Second Quarter                      $   37.50                $  5.00
Third Quarter                       $    6.50                $  4.75
Fourth Quarter                      $    6.75                $  3.75

Fiscal Year 1999                     High Bid                Low Bid
----------------                     --------                -------

First Quarter                       $    7.75                $  4.875
Second Quarter                      $    6.75                $  4.00
Third Quarter                       $   10.4375              $  5.375
Fourth Quarter                      $   11.00                $  9.00

     The above prices have been adjusted to reflect a 1 for 40 reverse stock split effective April 21, 1998 and a 1 for 10 reverse stock split effective June 11, 1998. Further, the above prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

HOLDERS

         As of December 1, 1999, there were 5,867,780 shares of common stock issued and outstanding, which were held by approximately 759 holders of record, and 3,167,974 shares of Series A-1 Preferred Stock issued and outstanding, which were held by 6 holders of record. No shares of Series A Preferred Stock were issued and outstanding.

DIVIDEND POLICY

         We have not paid any dividends on our common stock and do not expect to do so in the foreseeable future. We intend to apply our earnings, if any, in expanding our operations and related activities.

         The payment of cash dividends in the future will be at the discretion of the Board of Directors and will depend upon such factors as earning levels, capital requirements, our financial condition and other factors deemed relevant by the Board of Directors. In addition, our ability to pay dividends is limited pursuant to the Series A-1 Preferred Stock, the Series A Preferred Stock, and may become limited under future series of preferred stock or loan agreements which may restrict or prohibit the payment of cash dividends.


                             SELECTED FINANCIAL DATA

The following selected historical financial data for the two years ended December 31, 1998 were derived from our audited financial statements. The financial data for the nine months ended September 30, 1998 and 1999 were derived from our unaudited financial statements and in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position and results of operations for these periods. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the entire year. The selected financial data should be read together with "Summary Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and other financial data presented elsewhere in this prospectus.

EBITDA consists of income (loss) before interest, income taxes, depreciation and amortization. EBITDA is provided because it is a measure commonly used in the industry. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.

                  Selected Consolidated Financial Information
                                  (In dollars)

                                                                  Year ended                     For The Nine Months
                                                                 December 31,                    Ended September 30,
                                                         -----------------------------       ----------------------------
                                                             1997              1998              1998             1999
                                                         -----------       -----------       -----------      -----------
                                                                                             (unaudited)      (unaudited)
STATEMENTS OF OPERATIONS DATA
Revenues                                                 $      --         $      --         $      --        $   624,832
Cost of services                                                --                --                --          1,254,739
                                                         -----------       -----------       -----------      -----------
   Gross profit                                                 --                --                --           (629,907)
                                                         -----------       -----------       -----------      -----------
Operating Expenses:
   Selling, general and administrative expenses              300,100             6,999              --          2,056,691
   Depreciation and amortization                                --                --                --            901,776
   Write-off of assets                                     7,800,000              --                --            216,600
                                                         -----------       -----------       -----------      -----------
      Total operating expenses                             8,100,100             6,999              --          3,175,067
                                                         -----------       -----------       -----------      -----------
Income (loss) from operations                             (8,100,100)           (6,999)             --         (3,804,974)
                                                         -----------       -----------       -----------      -----------
Other income (expense)                                          --                --                --             38,532
                                                         -----------       -----------       -----------      -----------
Income (loss) before income taxes                         (8,100,100)           (6,999)             --         (3,766,442)
                                                         -----------       -----------       -----------      -----------
Income taxes                                                    --                --                --               --
                                                         -----------       -----------       -----------      -----------
Net income  (loss)                                       $(8,100,100)      $    (6,999)      $      --        $(3,766,442)
                                                         -----------       -----------       -----------      -----------
Basic and diluted earnings (loss) per share              $   (173.28)      $     (0.00)      $      --        $     (1.32)
                                                         -----------       -----------       -----------      -----------
Weighted average common shares outstanding                    46,747         5,262,000         5,262,000        2,856,868
                                                         ===========       ===========       ===========      ===========

OTHER FINANCIAL DATA:
EBITDA                                                   $(8,100,100)      $    (6,999)      $      --        $(2,903,198)
Net cash provided by (used in) operating activities             (100)             --                --         (2,985,175)
Net cash used in investing activities                            100              --                --         (1,412,155)
Net cash used by  (used in) financing activities         $      --         $      --         $      --        $ 4,495,860

                                                                   December 31,               September 30,
                                                         ------------------------------       ------------
                                                             1997              1998               1999
                                                         ------------      ------------       ------------
                                                                                              (unaudited)
CONSOLIDATED BALANCE SHEET DATA
Working capital (deficit)                                $       --        $     (6,999)      $     34,681
Total assets                                                     --                --           16,031,187
Total long-term liabilities, net of current portion              --                --              147,616
Retained earnings (deficit)                                (8,100,100)       (8,107,099)       (11,906,874)
Stockholders' equity (deficit)                           $       --        $       --         $ 13,549,393


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the other financial data appearing elsewhere in this prospectus. Integrated Communication Networks, Inc., which was incorporated on January 16, 1997 began operations through the Company's acquisition of its majority owned subsidiary phoneXchange, Inc. in February 1999. We began offering long distance services in March 1999 by reselling the services of other long distance carriers. Integrated Communication Networks, Inc. is a leading facilities-based long distance communications provider. We offer domestic and international wholesale long distance services, including switched, private line, special access and prepaid long distance services, to other telecommunications carriers and agents and brokers of prepaid phone cards. We operate long distance switching centers in Los Angeles, Dallas, Mexico City and New York. For the year ended December 31, 1998 and for the period from January 16, 1997(inception) to December 31, 1997, the Company had no revenue and no material operations. The following is management's discussion and analysis of financial condition and results of operations for the nine months ended September 1999 and 1998, respectively.

Revenue: We generate the majority of our revenue from: (1) the sale of wholesale services, largely to other telecommunications carriers seeking overflow capacity; and (2) the sale of prepaid long distance service to agents and brokers of prepaid phone cards. Revenue for the nine months ended September 30, 1999 increased $624,832, to $624,832 from $-0- for the nine months ended September 30, 1998. This increase is due to the fact that we began operations in March of 1999. Revenues from prepaid long distance services represented approximately 100% and -0-% of our total revenue for the nine months ended September 30, 1999 and 1998. During the past several years, market prices for telecommunications services have been declining, which is a trend that we believe will likely continue. This decline will have a negative effect on our revenue and gross margin, which may not be offset completely by savings from decreases in our cost of services.

Cost of Services: Cost of services includes the fixed costs of leased facilities and the variable costs of origination, termination and access services provided through local exchange carriers and other long distance telecommunications companies. Cost of services for the nine months ended September 30, 1999 increased $1,254,739, to $1,254,739 from $-0- for the nine months ended September 30, 1998. This increase is due to the fact that we began operations in March of 1999. In addition to incurring the costs associated with the origination, transmission and termination from other carriers, we have also incurred the costs associated with establishing our own transmission network and termination relationships primarily in the Latin America market. By establishing our own transmission network and termination relationships, which became operational in the forth quarter of 1999, we will be able to carry a significant portion of our international long distance traffic over our own facilities, thereby reducing our costs of services by decreasing payments to other carriers for the use of their facilities. We are continuing to install switching and transmission equipment, which will allow us to increase the percentage of the long distance services we provide on our own network, thereby improving our margins.

Operating Expenses: Our primary operating expense categories include selling, general and administrative expenses. Selling, general and administrative expenses include all infrastructure costs, such as selling expenses, customer support, corporate administration, personnel network maintenance, depreciation and amortization and a write-off of certain assets. Selling expenses include commissions for our direct sales program. Selling expenses also include commissions paid to our dealers and agents, which are based upon a fixed percentage of the customers' monthly billings.

Selling, general and administrative expenses for the nine months ended September 30, 1999 increased $2,056,691 to $2,056,691 from $-0- for the nine months ended September 30, 1998. The increase in selling, general and administrative expenses during the first nine months of 1999 is largely attributable to the significant investments in human resources and increased marketing and advertising efforts associated with the continued expansion of our services. Since these investments often occur in advance of the realization of significant revenue from operations, they have the effect of increasing selling, general and administrative expenses as a percentage of revenue. These investments in infrastructure and support are intended to provide us with the ability to continue to expand into new markets, maximize customer retention and provide for growth. In addition, we have hired additional personnel to facilitate the deployment of our network.

Depreciation and amortization is primarily related to switching equipment, facilities, computer equipment and software, and is expected to increase as we incur substantial capital expenditures to continue the expansion of our network facilities. Depreciation and amortization also includes the amortization of goodwill related to the Company's acquisition of phoneXchange, Inc. and certain telecommunications equipment. Depreciation and amortization expenses for the nine months ended September 30, 1999 increased $901,776 to $901,776 from $-0-for the nine months ended September 30, 1998. The increase in depreciation and amortization during the first nine months of 1999 is largely attributable to the amortization of goodwill which increased $407,698 for the nine months ended September 30, 1999 from $-0- for the nine months ended September 30, 1998. In addition, depreciation has increased primarily due to capital expenditures related to the establishment and expansion of our network, operations center and support infrastructure to accommodate increased traffic volume and expanded service offerings. The Company wrote-off certain assets previously acquired in the amount of $216,600 for the nine months ended September 30, 1999.

Income Taxes: We generated a net loss for 1997 and 1998, and during the nine months ended September 30, 1999 and 1998. Based upon our plans to expand through the construction and expansion of our network, customer base and product offerings, we expect this trend to continue. Given these circumstances and the level of taxable income expected to be generated from reversing temporary differences, we have established a valuation allowance for the deferred tax assets associated with these net operating losses

EBITDA: EBITDA for the nine months ended September 30, 1999 decreased $2,903,198, to $(2,903,198) from $-0- for the nine months ended September 30, 1998. The decrease in EBITDA during 1999 was primarily attributable to costs associated with establishing our own transmission network and termination relationships primarily in the Latin America market, significant investments in human resources and increased marketing and advertising efforts associated with the continued expansion of our services.

Liquidity and Capital Resources: Cash Flows for the nine months ended September 30, 1999: Cash used in operating activities was $(2,985,175). This primarily resulted from a net loss of $(3,766,422) offset by depreciation and amortization of $901,776. Cash used in investing activities was $1,412,155, primarily consisting of $1,430,588 in capital expenditures. Net cash provided by financing activities was $4,495,860. This increase in cash was primarily due to proceeds of short-term debt of $331,965, proceeds of long-term debt of $1,573,181, proceeds from the issuance of preferred stock of $1,950,001 and proceeds from issuance of common stock of a subsidiary of $750,000, which were partially offset by principal payments on long-term debt of $79,791 and principal payments of capital lease obligations of $29,496.

Master Lease Agreement with Lucent Technologies. On July 30, 1999, phoneXchange and Lucent Technologies, Inc. InterNetworking Systems signed a Master Lease Agreement pursuant to which Lucent would provide to us up to $10 million in credit for leasing Lucent equipment. Descriptions of the Master Lease Agreement are qualified in their entirety by reference to the definitive agreement filed as an exhibit to the registration statement to which this prospectus forms a part. The agreement provided phoneXchange with credit of $3 million on execution to finance the lease of telecommunications equipment from Lucent. An additional $7 million was to have been made available for equipment leases once phoneXchange provides either (a) verification that a minimum of $5 million of new equity was raised by September 30, 1999; or (b) verification that phoneXchange has demonstrated cash flow coverage of at least 1.25 times lease payments on a rolling three months average. We have not met either requirement. We are currently attempting to negotiate an extension of these requirements and an increase in the total financing to $25 million. While the amended financing agreement is expected to be approved and executed prior to January 31, 2000, there is no assurance that any increase or extension will be approved. If such increase or extension is not approved, we may not be able to maintain our current and projected growth.

Effects of New Accounting Standards: In 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", which are both effective for fiscal years beginning after December 15, 1997. SFAS No. 130 addresses reporting amounts of other comprehensive income and SFAS No. 131 addresses reporting segment information. As of January 1, 1998, we implemented SFAS No. 130. There are no material differences between net income and comprehensive income as defined by SFAS 130 for the periods presented. SFAS 131 uses a management approach to report financial and descriptive information about a company's operating segments. Operating segments are revenue-producing components of the enterprise for which separate financial information is produced internally for the company's management. Under this definition, we operated, for the years ended December 31, 1997, 1998, as a single segment.

In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". We expect to adopt SFAS No. 133 effective January 1, 2000. We do not expect any significant additional disclosure requirements or other financial statement impacts to result from the adoption of SFAS No. 133.

In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1, "Accounting For the Costs of Computer Software Developed For or Obtained For Internal-Use", which requires the capitalization of certain costs incurred in connection with developing or obtaining software for internal-use. We adopted the provisions of SOP 98-1 in our financial statements as of January 1, 1999. In April 1998, the AICPA issued Statement of Position 98-5, "Reporting the Costs of Start-Up Activities", which requires that costs related to start-up activities be expensed as incurred. We adopted the provisions of SOP 98-5 in our financial statements as of January 1, 1999. Prior to 1999, we expensed start-up costs and therefore, the adoption of SOP 98-5 will have no impact on our financial statements.

Inflation: We do not believe inflation has had a significant impact on our operations.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         The Company selected Jack Olesk, CPA to audit its consolidated financial statements for the fiscal year ended December 31, 1998 and 1997. The Company's interim September 30, 1999 financial statements were audited by Brad Haynes, CPA. The decision to change auditors was approved by the Chief Financial Officer of the Company. Mr. Olesk's report contained no adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. The Company believes that there were no disagreements with Mr. Olesk on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Mr. Olesk, would have caused him to make reference to the subject matter of the disagreements in connection with his report.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table sets forth certain information regarding the executive officers and directors of the Company. All officers serve at the pleasure of the Board of Directors. Directors serve until the next annual meeting of stockholders and until the election and qualification of their successors. See "Description of Securities -- Preferred Stock."

NAME                       AGE     POSITION
----                       ---     --------
David J. Chadwick          40      President and Chief Executive Officer and Chairman

Gary L. Killoran           34      Secretary, Treasurer, Chief Financial Officer and Director

James E. Rott              56      Chief Operations Officer

Paul E. Hyde               40      Vice President and Director

Thomas C. Scott            52      Vice President of Sales and Marketing

Albert R. Kashani          29      Director

Joseph Vaughn-Perling      32      Director

         There are no family relationships among the directors and officers indicated above.

         David J. Chadwick joined the Company as President and CEO and a member of the Board of Directors on February 8, 1999. Since April 7, 1998, Mr. Chadwick has also been President and CEO of phoneXchange, Inc. From 1997 to present, Mr. Chadwick has been President and CEO of C/Net: Solutions, Inc. From 1994 to 1996, he was co-founder, Vice President and Secretary of Chadmoore Wireless Group, Inc., a publicly traded company. Corporate responsibilities included mergers and acquisitions, procurement and consolidation of FCC licensed spectrum and oversight of FCC regulatory requirements and SEC reporting. From 1993 to 1994, Mr. Chadwick was Vice President of Engineering for American Digital Communications, also a publicly traded company. Operational duties included path engineering, frequency coordinating, FCC regulatory filings, network property procurement, overseeing contract personnel and supervision of technicians. He was involved from 1990 to 1993 in the engineering and implementation of analog and digital microwave radio, multi-pair cable, coaxial cable and fiber optic transmission media for Contel Cellular, Pac-Tel Cellular (AirTouch), U.S. West/New Vector and L.A. Cellular. Mr. Chadwick is a network design engineer and has been involved in development and operational management of satellite, microwave, SMR/ESMR, PCS and cellular systems. Mr. Chadwick holds a Bachelor of Arts degree in Public

Administration Business from the University of Mississippi, Oxford, Mississippi and has over 16 years of experience in the telecommunications industry.

         Gary L. Killoran joined the Company as Treasurer, Secretary and Chief Financial Officer on February 8, 1999. He was elected to the Board of Directors on March 1, 1999. From January 1, 1999, Mr. Killoran has also been Secretary, Treasurer and Chief Financial Officer of phoneXchange, Inc. From 1997 through 1998, Mr. Killoran operated Camden Financial Group, Inc., a company he founded, which developed business plans, financial projection and pro forma financial statements for various telecommunications companies. From 1995 to 1997, Mr. Killoran was Secretary, Treasurer, Chief Financial Officer and Director for Chadmoore Wireless Group, Inc. Mr. Killoran assisted with taking the company public and was responsible for SEC and state regulatory reporting. Mr. Killoran was responsible for developing financial projections involving national deployment strategies, negotiation and execution of purchase contracts, vendor financing agreements and acquisitions. Mr. Killoran was also responsible for financial controls, internal and external audits, risk management, treasury management and tax planning and reporting, and employee benefits plans. From 1988 to 1995, Mr. Killoran began with Centel Corporation in the Financial Reporting Department and quickly moved up to Sprint Cellular's Regional Accounting Manager for the West Region. Mr. Killoran received his Bachelor of Arts degree in Business Administration Accounting from the University of Wisconsin at Madison in 1988 and has over 11 years of experience in accounting and finance in both publicly traded and privately held companies in the telecommunications industry.

         James E. Rott joined the Company as Chief Operations Officer on February 8, 1999. From April 7, 1998 until December 31, 1998, Mr. Rott was Chief Operating Officer of phoneXchange. Mr. Rott is a certified public accountant and has extensive experience and background in corporate, financial services and public accounting environments. From 1992 to the present, Mr. Rott has also been the Principal Financial Consultant for Southwind Financial Corporation in Irvine, California, providing accounting, tax, debt financing and computer system consultation services to corporate clientele. From 1985 to 1990, Mr. Rott held the position of Senior Vice President and Chief Financial Officer of Beach Savings Bank in Fountain Valley, California, directing all financial reporting functions as well as the loan serving and saving operations. Mr. Rott was responsible for the direction of the treasury, cash management, audit, regulatory reporting and investments. In addition, he managed deposit acquisition, bank borrowing relationships, investment and hedging activities and asset liability monitoring. From 1983 to 1985, Mr. Rott was the Vice President and Chief Financial Officer of Heartland Savings and Loan Association in El Cajon, California. His affiliations include American Institute of CPA's, California Society of CPA's, Washington Society of CPA's and Mortgage Banking Association. Mr. Rott graduated from the University of Washington, Seattle, with a Bachelor of Arts degree in Administration Accounting.

         Paul E. Hyde joined the Company as Vice President on February 8, 1999. From April 7, 1998, Mr. Hyde has been Vice President of phoneXchange. On October 15, 1999, Mr. Hyde was elected to the Board of Directors. Mr. Hyde has more than 18 years of experience in the telecommunications industry, the past 13 years in the cellular and SMR two-way radio industry. From 1996 to 1997, he was General Manager and Vice President for Comserv, Inc. From 1993 to 1996, Mr. Hyde was General Manager and Vice President of Operations for Chadmoore Communications of Tennessee, who purchased General Communications in 1994. From 1984 to

1993, Mr. Hyde was sales manager for General Communications Radio Sales and Service and was responsible for marketing BellSouth's first cellular service in Memphis, Tennessee, and Ericsson's first digital system in Tennessee. Mr. Hyde was awarded top salesperson nationally with Uniden America for two years and was able to make General Communications the top dealer in its region for five years.

         Thomas C. Scott joined the Company as Vice President of Sales and Marketing on October 11, 1999. From 1994 to 1999 Mr. Scott was Vice President North American Carrier Division with Primus/TresCom where he was responsible for the North American Carrier Division. Mr. Scott developed all sales channels and international facilities-based customer service with the emphasis in Latin America. From 1990 to 1994, Mr. Scott was an Executive Vice President with North American Telecom. Mr. Scott developed direct and agent sales forces in Latin America, as well as developing MIS, marketing and customer service. From 1986 to 1990, Mr. Scott was Area Sales Manager for MetroMedia/ITT and surpassed his quotas yearly. From 1983 to 1986, Mr. Scott was with MCI/SBS as National Account Manager. Mr. Scott was responsible for enrolling companies, such as, Texaco, American General Insurance, NL Industries and Shell Oil, to MCI's National Account Service Program. From 1970 to 1981, Mr. Scott worked for AT&T where he was promoted five times and worked closely with new business and revenue retention for the Kraft Foods Division of the Dart/Kraft National Account. Mr. Scott is a graduate of De Paul University with a Bachelor of Science degree in Accounting.

         Albert R. Kashani was elected to the Board of Directors on September 11, 1999. Mr. Kashani is an attorney and since March 1998, he has specialized in transactional and business litigation matters. From 1995 to 1998, Mr. Kashani was a tax consultant at Ernst & Young, LLP in Los Angeles. From 1991 to the present, Mr. Kashani has also been a principal executive officer of Menorah Fusing & Services, Inc., a clothing interlining business, and its predecessors. In 1988, Mr. Kashani founded Torina, Inc., a clothing manufacturing company. Mr. Kashani received his Bachelor of Arts degree in Economics from California State University, Northridge, in 1992, and graduated from the University of Southern California Law Center in 1995.

         Joseph Vaughn-Perling was elected to the Board of Directors on September 11, 1999 and has over 15 years of experience in the telecommunications and data processing industry. He has served as Senior Applications Architect, Staff Support Manager, Senior Computer Scientist, Computer Technologist, Chief Technical Officer, Computer Analyst and Technical and Software Consultant for Global Fortune 500 companies. Since 1997 Mr. Vaughn-Perling has worked for Infonet Incorporated where he is currently Senior Application Architect of Marketing, designing and implementing global communication infrastructure systems and the applications that power them. From 1995 to 1997 he was LAN/WAN Technologist - Research and Development for Internet technologies for William O'Neil & Co. From 1994 to 1995 he was Chief Technical Officer for Dolphin Developments. He also serves on the Board of Advisors for Platt College, a technical college with several campuses in Southern California. Mr. Vaughn-Perling attended the University of California, Los Angeles (UCLA) and received his Bachelors of Arts Degree in Psychology and Cognitive Science.


                                BOARD COMMITTEES

         We have a compensation committee currently composed of Messrs. Vaughn-Perling and Kashani. The compensation committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The compensation committee is also responsible for granting stock options and other awards to be made under incentive compensation plans. The compensation committee was established as of January 1, 2000.

         We also have an audit committee currently composed of Messrs. Killoran, Vaughn-Perling and Kashani. The audit committee assists in selecting our independent auditors and in designating services to be performed by, and maintaining effective communication with, those auditors.


                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

         The Company entered into employment agreements with the current CEO and three other executive officers effective as of February 8, 1999 and with a fifth executive officer effective as of October 11, 1999. See "-- Employment Agreements" below.


                        Summary Compensation Information

         The following table sets forth information concerning the cash and non-cash compensation during fiscal years 1999 and 1998 of: (1) our Chief Executive Officer (2) and our four other most highly compensated executive officers during 1999 and whose salary and bonus exceeded $100,000 during 1999. None of the executive officers of the registrant received any compensation in 1997.

                           Summary Compensation Table

                                                                                                                      Long-Term
                                                                                     Annual Compensation            Compensation
                                                                          ----------------------------------------------------------
                                                                                                      Other           Securities
                                                                  Fiscal                              Annual          Underlying
Name and Principal Position                                        Year    Salary ($)    Bonus($)  Compensation($)  Options (Shares)
------------------------------------------------------------------------------------------------------------------------------------
David J. Chadwick                                                  1999     $195,000     $ 25,000       $33,228 (a)      487,500
  Chief Executive Officer, President and Chairman of the Board     1998            -            -             -                -

Gary L. Killoran                                                   1999     $130,000     $ 17,500       $   353 (b)      236,250
  Chief Financial Officer, Secretary, Treasurer and Director       1998            -            -             -                -

James E. Rott                                                      1999     $120,000     $ 10,000       $   587 (c)      236,250
  Chief Operations Officer                                         1998            -            -             -                -

Paul E. Hyde                                                       1999     $120,000     $ 10,000       $   310 (d)            -
  Vice President and Director                                      1998            -            -             -                -

Thomas Scott                                                       1999     $ 28,557     $ 10,000       $     -          100,000
  Vice President Sales & Marketing                                 1998            -            -             -                -

(a) Includes $32,870 car allowance, $48 life insurance premium cost and $310 disability insurance cost

(b) Includes $43 life insurance premium cost and $310 disability insurance cost

(c) Includes $277 life insurance premium cost and $310 disability insurance cost

(d) Includes $310 disability insurance cost

                                    Option Grants

         The following table sets forth information regarding options granted during fiscal year 1999 to the executive officers named in the compensation table above.

         Option Grants During Fiscal Year Ended December 31, 1999

                                                                                        Potential Realizable
                                                                                          Value of Assumed
                                                                                          Annual Rates Of
                      Number of        Percent of                                           Stock Price
                     Securities      Total Options                                        Appreciation For
                     Underlying       Granted To      Exercise                            Option Term (b)              Market Price
                      Options        Employees In    Price Per       Expiration     ------------------------------     At Grant
Name                  Granted         Fiscal Year   Share($/Sh)(a)      Date         5% ($)            10% ($)         Date 0%
---------------------------------------------------------------------------------------------------------------------------------
David J. Chadwick    487,500  (c)        44.3%         $ 3.37          7/22/04       $1,856,928        $ 2,773,445     $ 5.625


Gary L. Killoran     236,250  (d)        21.5%         $ 3.37          7/22/04       $  899,896        $ 1,344,054     $ 5.625


James E. Rott        236,250  (d)        21.5%         $ 3.37          7/22/04       $  899,896        $ 1,344,054     $ 5.625


Thomas Scott         100,000  (e)         9.1%         $ 8.56         10/13/04       $        -        $         -     $     -


(a) The exercise price may be paid in cash or by any other means determined by the Board of Directors.

(b) The compounding assumes an exercise period equal to the expiration date of the respective option. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock. The amounts reflected in this table may not necessarily be achieved.

(c) The Company issued options to purchase 487,500 shares of common stock exercisable at any time commencing July 22, 1999 and ending July 22, 2004.

(d) The Company issued options to purchase 236,250 shares of common stock exercisable at any time commencing July 22, 1999 and ending July 22, 2004.

(e) On October 11, 1999, the Company issued options to purchase 100,000 shares of common stock at an exercise price of $8.56, which was the current market price on the date granted. The options will vest at a rate of one-third per year over a three-year period and have a term of five years.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company are not currently compensated for meeting attendance, but are entitled to reimbursement for their travel expenses. The Company has, however, compensated Directors for their services through the grant of common stock and intends to continue this practice until it institutes a more formal compensation program. On September 13, 1999, the Company issued 5,000 restricted shares of its common stock to each of Messrs. Vaughn-Perling and Kashani. On September 24, 1999, the Company issued 500 restricted shares of its common stock to Mr. McGuirk, who has since resigned from the Board of Directors. Directors who are employees of the Company receive no additional compensation for their services as Directors of the Company.

EMPLOYMENT AGREEMENTS

         Global Access Pagers, Inc., the predecessor to the Company, entered into employment agreements made as of January 4, 1999 with each of David Chadwick - President and CEO, James Rott - Chief Operating Officer, Paul Hyde - Vice President, and Gary Killoran - Chief Financial Officer. Pursuant to these agreements, David Chadwick was guaranteed an annual salary of $180,000 and each of James Rott, Paul Hyde and Gary Killoran were guaranteed an annual salary of $120,000. In addition, on October 11, 1999, the Company entered into an employment agreement with Thomas Scott, pursuant to which he will serve as the Company's Vice President of Sales and Marketing. Mr. Scott will receive an annual salary of $150,000, and non-qualified options to purchase 100,000 shares of common stock at an exercise price of $8.56.

$8-9/16 per share. The options will vest at a rate of one-third per year over a three year period and have a term of five years.

         The employment agreements for each of the above executives provides for an annual review by the Board of Directors for upward adjustments of no less than 5% per year as long as the Company has positive net income from operations. The term of each employment agreement is for a period of three years.

BENEFIT PLANS

         On July 22, 1999, the Board of Directors of the Company authorized the grant of options to purchase up to 1,000,000 shares of the Company's common stock at an exercise price of $3.375 to various employees. These options all vest on grant and have a five year term. On October 13, 1999, the Board of Directors authorized the grant of options to purchase 100,000 shares of common stock to Thomas Scott in connection with his employment agreement. See
"-- Employment Agreements" above.

         The Board of Directors intends to approve, subject to approval by a majority of the shareholders, an Incentive Stock Option Plan authorizing the grant of qualified and non-qualified options and restricted stock awards for up to 1,000,000 shares of the Company's common stock. Such plan will be submitted to the Company's shareholders at the next annual shareholder's meeting. Otherwise, the Company does not have any pension plan, profit sharing plan, or similar plans for the benefit of its officers and directors.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of December 1, 1999 by (i) each person who is currently a director, (ii) each executive officer of the Company, (iii) all current directors and officers as a group and (iv) each person known to the Company to be a beneficial owner of five percent (5%) or more of its outstanding common stock as of December 1, 1999. Except as otherwise noted, it is believed by the Company that all persons have full voting and investment power with respect to the shares indicated. The table below does not give effect to (i) common stock issuable upon conversion of 7,315,062 warrants to purchase common stock, none of which is exercisable within the 60 days following December 1, 1999, (ii) options to purchase 100,000 shares of common stock, none of which are exercisable within the 60 days following December 1, 1999, or (iii) common stock issuable upon conversion of 3,167,974 shares of preferred stock, none of which is convertible within the 60 days following December 1, 1999.

                                                                 Percentage Beneficially Owned
                                                                 -----------------------------
                                        Shares Beneficially          Before            After
Name and Address of Beneficial Owner           Owned                Offering         Offering
-----------------------------------------------------------------------------------------------
Corporate Financial Enterprises, Inc.
2224 Main Street
Santa Monica, California 90405               1,000,000                 17.0%            2.1%

David Chadwick*
27061 Aliso Creek Road Suite 100
Aliso Viejo, California 92656                  975,000(1)              15.3%            2.1%

Gary Killoran*
27061 Aliso Creek Road Suite 100
Aliso Viejo, California 92656                  363,036(2)               5.9%            0.8%

James Rott*
27061 Aliso Creek Road Suite 100
Aliso Viejo, California 92656                  363,036(2)               5.9%            0.8%

Paul Hyde*
27061 Aliso Creek Road Suite 100
Aliso Viejo, California 92656                  126,786                  2.2%            0.3%

Thomas Scott*
27061 Aliso Creek Road Suite 100
Aliso Viejo, California 92656                       --                  0.0%            0.0%

Albert R. Kashani*
269 S. Beverly Drive #185
Beverly Hills, CA 90212                          5,000                  0.1%            0.0%

Joseph Vaughn-Perling*
2100 E. Grand Ave.
El Segundo, CA 90245                             5,000                  0.1%            0.0%

J&W Ventures
16248 Gulf Blvd
Reddington, FL 33709                           441,600(3)               7.5%            0.9%

*Officers & Directors as a group
(7 persons)                                  1,837,858                 26.9%            3.8%


---------------
(1) Includes beneficial ownership of 487,500 shares of common stock which may be acquired pursuant to options exercisable at or within 60 days after December 15, 1999.

(2) Includes beneficial ownership of 236,250 shares of common stock which may be acquired pursuant to options exercisable at or within 60 days after December 15, 1999.

(3) J&W Ventures claims beneficial ownership to these shares pursuant to the terms of an Asset Purchase Agreement entered into with the Company. The shares were issued but the Company has issued a stop transfer order and is currently suing to rescind the agreement and cancel the shares. See "Legal Proceedings" above.

         The following table sets forth certain information concerning the beneficial ownership of the Company's Series A-1 preferred stock by each person known to the Company to be a beneficial owner of five percent (5%) or more of its outstanding Series A-1 preferred stock as of December 1, 1999. No shares of the Series A-1 preferred stock are owned by any directors or executive officers of the Company. Except as otherwise noted, it is believed by the Company that all persons have full voting and investment power with respect to the shares indicated.

                                        SHARES OF SERIES A-1 PREFERRED
                                           STOCK BENEFICIALLY OWNED
                                ----------------------------------------------
NAME AND ADDRESS                NUMBER OF SHARES       PERCENT OF SHARES OWNED
----------------                ----------------       -----------------------
Corporate Financial(1)              1,370,590                   43.3%
Enterprises, Inc.
2224 Main Street
Santa Monica, CA 90405

American Equities, LLC(2)             326,797                   10.3%
3172 Abington Drive
Beverly Hills, California 90210

Jamie Mazur(3)                        490,196                   15.5%
2224 Main Street
Santa Monica, CA 90405

Emily Mazur(3)                        326,797                   10.3%
2224 Main Street
Santa Monica, CA 90405

Jennifer Mazur(3)                     326,797                   10.3%
2224 Main Street
Santa Monica, CA 90405

Trent Mazur(3)                        326,797                   10.3%
2224 Main Street
Santa Monica, CA 90405

--------------
(1) Corporate Financial Enterprises, Inc. is a private investment banking and consulting firm owned by Mr. Regis Possino.

(2) American Equities, LLC is a private investment banking and consulting firm owned by Mr. and Mrs. Reid Breitman.

(3) Jamie, Jennifer, Emily and Trent Mazur are siblings. Emily and Trent Mazur are minors, and their shares are held by their mother, Michele Mazur, as guardian.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         David Chadwick, Gary Killoran, Paul Hyde and James Rott are executive officers of the Company and part owners of C/Net: Solutions, Inc., a private company formed on January 1, 1998. From January 1, 1998 through April 21, 1998, C/Net advanced $110,412 to phoneXchange and C/Net has continued to periodically lend additional money to phoneXchange. On April 21, 1998, the parties entered into an Advance Agreement pursuant to which C/Net agreed to continue to lend money to phoneXchange without interest, and phoneXchange agreed to repay the entire amount of the outstanding debt on demand at any time.

            CERTAIN SALES OF EQUITY SECURITIES OF PHONEXCHANGE, INC.

         In August and September 1999, phoneXchange issued 17,364 shares of its restricted common stock in exchange for 17,923 shares of restricted common stock of the Company.

         The Company's subsidiary, phoneXchange, participated in a Chapter 11 Plan of Reorganization of One Stop Wireless of America, Inc. and Pre-Paid Cellular, Inc. Among other things, the Plan called for phoneXchange to purchase $750,000 in cash and certain telephone switching equipment, computer equipment, cellular telephones and office furniture and equipment valued at approximately $750,000 in exchange for 200,000 shares of phoneXchange common stock. The United States Bankruptcy Court, Central District of California and Santa Ana Division confirmed the Plan on June 29, 1999 and the shares were released from escrow on that date.

         Pursuant to an Asset Purchase Agreement dated June 2, 1999, between the Company and SEL Group, a subsidiary of General Telephony Ltd., the Company purchased certain telecommunications switching equipment for a total aggregate purchase price of $1,266,250. The agreement calls for a cash payment of $300,000 and the issuance of 161,175 shares of phoneXchange common stock and warrants to purchase an additional 161,175 shares of phoneXchange common stock at $10.00 per share, exercisable for three years. The warrants were subsequently canceled in exchange for 24,075 shares of phoneXchange common stock, bringing SEL Groups ownership to 185,250 shares of phoneXchange common stock. On September 22, 1999, the Company purchased SEL Group's 185,250 shares of phoneXchange common stock in exchange for 185,250 shares of the Company's common stock.

         Subsequent to the Company's purchase of 85.14% of phoneXchange, Inc., there were subsequent issuances of phoneXchange stock noted above, which diluted the Company's ownership of phoneXchange, Inc. We currently own 529,250 shares of 807,012 shares issued and outstanding or 65.6%. However, we have lent phoneXchange approximately $5,065,544 since January 1999. Such obligation is convertible at our option into common stock of phoneXchange at a conversion price equal to 60% of the closing bid price of phoneXchange's common stock on the date of conversion. Based on the closing price of phoneXchange's common stock on December 31, 1999, we could have converted the loan into 8,442,573 shares of phoneXchange common stock, which would bring our ownership percentage to 97%.

                        SHARES AVAILABLE FOR FUTURE SALE

         There are 5,867,780 shares of our common stock outstanding as of December 15, 1999. In addition, the shares offered hereby will be available for immediate sale in the public market as of the effective date of the registration statement, of which this prospectus is a part. Of the presently outstanding shares of common stock, we estimate that approximately 2,274,012 are free trading and the balance are "Restricted Securities" as defined under the Securities Act of 1933 and Rule 144. In general, under Rule 144 a person who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding shares of that class of securities or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the Company and who has satisfied a two year holding period. Any sales of a substantial amount of common stock in the open market, under Rule 144 or otherwise, could have a significant adverse effect on the market price of our common stock.

LEGAL MATTERS

         The validity of the common stock offered hereby will be passed on for us by Kaye, Scholer, Fierman, Hays & Handler, LLP, Los Angeles, California. Reid Breitman is an associate employed by Kaye, Scholer, and is also the owner of American Equities, LLC, which is a selling security holder, and which owns 326,797 shares of our Series A-1 Preferred Stock and warrants to purchase 630,000 shares of our common stock. See "Selling Security Holders" and "Security Ownership of Certain Beneficial Owners and Management."


                                     EXPERTS

The balance sheets of Global Access Pagers, Inc. (our predecessor) as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998 and 1997, and for the period from inception (January 16, 1997) to December 31, 1998, appearing in this prospectus and registration statement have been audited by Jaak Olesk, an independent auditor, as set forth in his report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of him as an expert in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including amendments thereto, relating to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. This prospectus contains all material information required to be disclosed by the Securities Act. For further information regarding us and the common stock offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at:

Room 1024                Northwestern Atrium Center    New York Regional Office
Judiciary Plaza          500 West Madison Street       Seven World Trade
450 Fifth Street, N.W.   Center Suite 1400             13th Floor
Washington, D.C. 20549   Chicago, Illinois 60661       New York, New York 10048

         Copies of such material also can be obtained from the Public Reference Section of the SEC, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

         We have applied for quotation of our common stock on the Nasdaq SmallCap Market, and once approved, those reports, proxy and information statements and other information also can be inspected at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                           Global Access Pagers, Inc.
                          (A Development Stage Company)


         We intend to provide our stockholders with annual reports containing consolidated financial statements audited by an independent public accounting firm.

                      INDEX TO AUDITED FINANCIAL STATEMENTS

                                                                                Page
                                                                                ----
Report of Independent Certified Public Accountant                               F-2
Balance Sheets as of December 31, 1998                                          F-3
Statement of Operations for the years ended December 31, 1997 and 1997
  and for the period from inception (January 16, 1997) to December 31, 1998     F-4
Statements of cash flows for the years ended December 31, 1998 and 1997
  and for the period from inception (January 16, 1997) to December 31, 1998     F-5
Statements of changes in stockholder's equity (deficit) for the years ended
  December 31, 1998 and 1997 and for period from inception (January 16, 1997)
  to December 31, 1998                                                          F-6
Notes to Financial Statements                                                   F-7

                                JAAK (JACK) OLESK
                           Certified Public Accountant
                        270 North Canon Drive, Suite 203
                         Beverly Hills, California 90210
                                 (310) 288-0693

INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors
Global Access Pagers, Inc.
(A Development Stage Company)

         I have audited the accompanying balance sheets of Global Access Pagers, Inc., a Nevada Corporation (a development stage company) as of December 31, 1998 and December 31, 1997 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1998 and December 31, 1997 and for the period from inception (January 16, 1997) to December 31, 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

         I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Access Pagers, Inc., a Nevada Corporation (a development stage company) as of December 31, 1998 and December 31, 1997 and the results of its operations and its cash flows for the years ended December 31, 1998 and December 31, 1997 and for the period from inception (January 16, 1997) to December 31, 1998, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2 to the financial statements, the company has suffered significant losses from operations that raises substantial doubt about its ability to continue as a going concern. The company also has uncertainties relating to the litigation matters as described in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



Beverly Hills, California
February 3, 1999

                           Global Access Pagers, Inc.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                     ASSETS

                                                    December 31,      December 31,
                                                       1998              1997
                                                    ------------      ------------

Total Assets                                        $        --       $        --
                                                    ===========       ===========

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current Liabilities
     Accounts Payable                               $     1,999       $        --
     Accrued Expenses                                     5,000                --
                                                    -----------       -----------
Total Current Liabilities                                 6,999                --
                                                    -----------       -----------

Commitments and Contingencies (Note 6)

Stockholders' Equity
Common Stock Subscribed                                      --         7,800,000
Common Stock $.01 par values;
     250,000,000 shares authorized;
     5,262,000 shares issued and outstanding             52,620               467
Preferred stock: (20,000,000 total
     Preferred shares authorized)
Class A 8% Non-voting preferred Stock;
     $3 stated value per share;
     50,000 shares authorized;
     0 shares issued                                         --                --
Class A 12% Non-voting preferred Stock;
     $10 stated value per share;
     5,000,000 shares authorized;
     0 shares issued                                         --                --
Class B 8 1/2% Non-voting preferred Stock;
     $100 stated value per share;
     200,000 shares authorized;
     0 shares issued                                         --                --
Class C 10% Non-voting preferred Stock;
     $200 sated value per share;
     500,000 shares authorized;
     0 shares issued                                         --                --

Additional paid in capital                            8,047,480           299,633

(Deficit) accumulated during
     the development stage                           (8,107,099)       (8,100,100)

Total Stockholders' Equity (Deficit)                     (6,999)               --
                                                    -----------       -----------
                                                    $        --       $        --
                                                    ===========       ===========


                 See accompanying notes to financial statements.

                           Global Access Pagers, Inc.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                                                                      Inception
                                                                   January 19, 1997
                                 Year Ended       Year Ended              To
                                December 31,     December 31,        December 31,
                                    1998            1997                 1998
                               -------------     ------------      ----------------
REVENUE                          $      --       $        --         $        --

EXPENSES
   General and administrative        6,999           300,100             307,099
   Write-off of assets                  --         7,800,000           7,800,000
                                 ---------       -----------         -----------

   (Loss) from operations           (6,999)       (8,100,100)         (8,107,099)
   Income Taxes                         --                --                  --
                                 ---------       -----------         -----------

NET (LOSS)                       $  (6,999)      $(8,100,100)        $(8,107,099)
                                 =========       ===========         ===========

Net (loss) per common shares     $   (0.00)      $   (173.28)        $     (3.05)
                                 =========       ===========         ===========

Weighted average common
  shares outstanding             5,262,000            46,747           2,654,374
                                 =========       ===========         ===========


                 See accompanying notes to financial statements.

                           Global Access Pagers, Inc.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                                                                         Inception
                                                                                      January 16, 1997
                                                Year Ended          Year Ended               To
                                             December 31, 1998   December 31, 1997   December 31, 1998
                                             -----------------   -----------------   -----------------
Cash flows from operating activities:
     Net (loss)                                  $(6,999)          $(8,100,100)        $(8,107,099)
     Write off of assets                              --              7,800,00           7,800,000
     Adjustments to reconcile
     Net income (loss) to cash
     Used in operating activities:
        Changes in operating liabilities:
           Accounts payable                        1,999                    --               1,999
           Accrued expenses                        5,000                    --               5,000

Other                                                 --               300,000             300,000
                                                 -------           -----------         -----------
Net cash used in operating activities:                --                  (100)               (100)
Cash flows from investing activities:
     Acquisition of assets                            --                    --                  --
Cash flows from financing activities:
     Notes payable                                    --                    --                  --
     Stock Issuance                                   --                   100                 100
                                                 -------           -----------         -----------
     Net cash provided by financing
      activities:                                     --                   100                 100
Increase (decrease) in cash                           --                    --                  --
Cash at beginning of period                           --                    --                  --
                                                 -------           -----------         -----------

Cash at end of period                            $    --           $        --         $        --
                                                 =======           ===========         ===========

Supplemental information:
Cash paid during the period for:

Income taxes:                                    $    --           $        --         $        --
                                                 =======           ===========         ===========

Interest:                                        $    --           $        --         $        --
                                                 =======           ===========         ===========

Non-cash financing transactions:
        Shares issued for assets                 $    --           $ 8,100,000         $ 8,100,000
                                                 =======           ===========         ===========



                 See accompanying notes to financial statements

                           Global Access Pagers, Inc.
                          (A Development Stage Company)

              STATEMENT OF CHANGE IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                         (Deficit)
                                                                                        Accumulated         Total
                                           Common Stock                Additional         During        Shareholders'
                             -------------------------------------       Paid-In        Development        Equity
                              Shares       Amount      Subscribed        Capital           Stage          (Deficit)
                             ---------     -------     -----------     -----------      -----------     -------------
Balance, January 19, 1997           --     $    --     $        --     $        --      $        --      $        --
                             ---------     -------     -----------     -----------      -----------      -----------

Common shares issued for
 cash at inception
 January 16, 1997               10,000     $   100     $        --     $        --      $        --      $       100

Shares issued and
 subscribed for assets,
 January, 1997                  36,747         367       7,800,000            (367)              --        7,800,000

Assets contributed by
 shareholders -
 January, 1997                      --          --              --         300,000               --          300,000

Net (loss) for year ended
 December 31, 1997                  --          --              --              --       (8,100,100)      (8,100,100)
                             ---------     -------     -----------     -----------      -----------      -----------

Balance, December 31, 1997      46,747     $   467     $ 7,800,000     $   299,633      $(8,100,100)              --

Common stock issued for
 assets during 1997          5,215,253      52,153      (7,800,000)      7,747,847               --               --

Net (loss) for year ended
 December 31, 1998                  --          --              --              --           (6,999)          (6,999)
                             ---------     -------     -----------     -----------      -----------      -----------

Balance, December 31, 1998   5,262,000     $52,620     $        --     $ 8,047,480      $(8,107,099)     $    (6,999)
                             =========     =======     ===========     ===========      ===========      ===========


                 See accompanying notes to financial statements.

                           Global Access Pagers, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1998

NOTE 1 - Significant Accounting Policies

NATURE OF OPERATIONS

         Global Access Pagers, Inc. (the "Company"), a Nevada corporation, was incorporated on January 16, 1997. From January 16, 1997 through February 3, 1999 the Company attempted to enter into various business combinations, but only one was consummated. On April 16, 1998, Theatre, Inc., a Nevada corporation, entered in an agreement and plan of merger with Phonetime Resources, Inc., a Delaware corporation. Pursuant to the agreement, Phonetime Resources, Inc. merged into Theatre Inc. and Theatre , Inc. was the surviving corporation. Upon completion of the merger, Phonetime Resources, Inc. ceased to exist and Theatre, Inc. operated under the name Global Access Pagers, Inc. The purpose of the merger was to effect a domicile change. In addition, the Company entered into a merger with Global Access Pagers, Inc., a Nevada Corporation (the Company and this corporation were and are separate entities but with the same name). That transaction was rescinded. From January 16, 1997 through February 3, 1999 the Company had no revenues and no operations.

CASH AND CASH EQUIVALENTS

         Cash equivalents consist of funds invested in money market accounts and in investments with a maturity of three months or less when purchased.

(LOSS) PER SHARE

         The computation of income (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

         The Company records its income tax provision in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". (See Note 3)

RECLASSIFICATIONS

         Certain prior year amounts have been reclassified to conform with 1998 classifications.

NOTE 2 - Basis of presentation and considerations related to continued existence (going concern).

         The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $8,107,099 for the period from inception (January 16, 1997) to December 31, 1998. This factor, among others, raises substantial doubt as to the Company's ability to obtain debt and/or equity financing and achieve profitable operations.

                           Global Access Pagers, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONCLUDED
                                December 31, 1998

NOTE 3 - Income Taxes

         The Company records its income tax provision in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the liability method of accounting for deferred income taxes.

         Since the Company has not generated taxable income since inception no provision from income taxes has been provided. At December 31, 1998, the Company did not have any significant tax net operating loss carry forwards (tax benefits resulting from losses for tax purposes have been fully reserved due to the uncertainty of a going concern). At December 31, 1998, the Company did not have any significant deferred tax liabilities or deferred tax assets.

NOTE 4 - Development Stage Company

         A development stage company is one for which principal operations have not commenced or principal operations have generated an insignificant amount of revenue. Management of a development stage company devotes most of its activities to establishing a new business. Operating losses have been incurred through December 31, 1998, and the Company continues to use, rather that provide, working capital in this operation. Although management believes that it is pursuing a course of action that will provide successful future operations, the outcome of these matters is uncertain.

NOTE 5 - Attempted Business Combinations

         During 1997 and 1998, the Company attempted several business combinations. However, only one business combination was ever consummated.

         Due to uncertainty of recovery, assets acquired pertaining to these potential businesses have been written off in full.

NOTE 6  - Commitments and Contingencies

LITIGATION

1. The Company, and two of its predecessor companies are named as defendants in a breach of a lease action brought by a large insurance company ("Landlord"). Plaintiff Landlord is seeking unpaid rent and other fees of not less than $198,355. The outcome of this matter is uncertain.

2. The Company is a defendant in a second unrelated breach of contract action. The amount in controversy is approximately $12,000. The outcome of this matter is uncertain.

OTHER

         The Company is not occupying any office space or any other premises.

                    INTEGRATED COMMUNICATION NETWORKS, INC.
                                AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)
                             (A Nevada Corporation)

                  Unaudited Consolidated Financial Statements

                As of September 30, 1999 and for the Nine Months
                Ended September 30, 1999 and for the period from
               January 16, 1997 (Inception) to September 30, 1999

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)

              INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet as of September 30, 1999               F-11

Consolidated Statement of Operations for the Nine Months Ended
  September 30, 1999                                              F-12

Consolidated Statements of Shareholders' Equity (Deficiency)
  for the period from January 16, 1997 (Inception) through
  September 30, 1999                                              F-13

Consolidated Statement of Cash Flows for the Nine Months Ended
  September 30, 1999                                              F-14

Notes to unaudited consolidated financial statements              F-15

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)


                          CONSOLIDATED BALANCE SHEETS

                                                                                         SEPTEMBER 30,   DECEMBER 31,
                                       ASSETS                                                1999            1998
                                                                                         -------------   ------------
                                                                                          (Unaudited)
Current assets:
  Cash                                                                                   $    98,530     $         -
  Marketable securities                                                                      113,301               -
  Accounts receivable                                                                         30,622               -
  Advances                                                                                     1,050               -
  Preferable stock subscriptions receivable                                                  457,621               -
  Common stock subscriptions receivable                                                      105,750               -
  Deposits                                                                                   301,006               -
  Prepaids                                                                                   198,080               -
                                                                                         -----------     -----------
    Total current assets                                                                   1,305,960               -
                                                                                         -----------     -----------

Property and equipment, net                                                                4,902,356               -
Goodwill, net                                                                              9,822,871               -
                                                                                         -----------     -----------
  Total noncurrent assets                                                                 14,725,226               -
                                                                                         -----------     -----------
                                                                                         -----------     -----------
Total assets                                                                             $16,031,187     $         -
                                                                                         ===========     ===========

                    LIABILITIES & SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Current portion of long-term debt                                                      $    81,180     $         -
  Current portion of capital lease obligation                                                 54,805               -
  Accounts payable trade                                                                     317,140           1,999
  Accounts payable carriers                                                                  309,086               -
  Accrued general expenses                                                                    10,000           5,000
  Accrued payroll                                                                            102,769               -
  Accrued interest lt debt                                                                       291               -
  Taxes payable                                                                               60,446               -
  Sales tax payable                                                                           24,479               -
  Customer deposits                                                                           22,000               -
  Unearned revenues                                                                          255,748               -
  Preferred Stock Dividends Payable                                                           33,333               -
                                                                                         -----------     -----------
    Total current liabilities                                                              1,271,279           6,999
                                                                                         -----------     -----------

Long-term liabilities:
  Long term notes payable                                                                     55,446               -
  Capital lease obligation                                                                    92,170               -
  Minority interest                                                                        1,062,899               -
                                                                                         -----------     -----------
    Total long-term liabilities                                                            1,210,515               -
                                                                                         -----------     -----------
Commitments:

Shareholders' equity (deficit):
Preferred stock, $.01 par value, authorized 20,000,000 shares
  Series A preferred stock, 50,000 shares authorized, issued and outstanding
    -0- at September 30, 1999 and -0- at December 31, 1998                                         -               -
  Series A-1 12% convertible redeemable preferred stock, 7,500,000 shares authorized, issued and outstanding 3,267,974 shares at September 30, 1999 and -0- at
    December 31, 1998                                                                         32,680               -
Preferred stock subscribed                                                                 2,125,000               -
Common stock, $.01 par value:
  Authorized - 250,000,000 shares: Issued and outstanding 3,327,030
  at September 30, 1999 and 5,262,206 at December 31, 1998                                    33,270          52,620
Additional paid-in capital                                                                23,265,317       8,047,480
Retained earnings (deficit)                                                              (11,906,874)     (8,107,099)
                                                                                         -----------     -----------
  Total shareholders' equity (deficit)                                                    13,549,393          (6,999)
                                                                                         -----------     -----------

                                                                                         -----------     -----------
Total liabilities and shareholders' equity (deficit)                                     $16,031,187     $         -
                                                                                         ===========     ===========


The accompanying notes are an integral part of these consolidated financial statements

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)

                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                        FOR THE NINE
                                                               FOR THE NINE             MONTHS ENDED
                                                               MONTHS ENDED             SEPTEMBER 30,
                                                            SEPTEMBER 30, 1999               1998
                                                            ------------------          -------------
                                                               -----------                 -------
Revenue                                                        $   624,832                 $    --
                                                               -----------                 -------

                                                               -----------                 -------
Cost of services                                                 1,254,739                      --
                                                               -----------                 -------
Gross profit                                                      (629,907)                     --
                                                               -----------                 -------
Operating expenses:
   Selling, general & administrative expenses                    2,056,691                      --
   Write-off of assets                                             216,600                      --
   Depreciation and amortization                                   901,776                      --
                                                               -----------                 -------
      Total operating expenses                                   3,175,066                      --
                                                               -----------                 -------
Loss from operations                                            (3,804,974)                     --
                                                               -----------                 -------
Other income (expense)                                              38,532                      --
                                                               -----------                 -------

                                                               -----------                 -------
Net loss                                                       $(3,766,442)                $    --
                                                               ===========                 =======

Basic and diluted weighted average number of                   -----------                 -------
   common shares outstanding                                     2,856,868                  46,747
                                                               ===========                 =======

                                                               -----------                 -------
Basic and diluted net loss per share                           $     (1.32)                $    --
                                                               ===========                 =======



The accompanying notes are an integral part of these consolidated financial statements.

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)

           UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
            From January 16, 1997 (Inception) to September 30, 1999


                                                                                                          RETAINED       TOTAL
                       PREFERRED STOCK                  COMMON STOCK                       ADDITIONAL     EARNINGS    SHAREHOLDERS'
                      SHARES    AMOUNT   SUBSCRIBED   SHARES      AMOUNT    SUBSCRIBED   PAID-IN CAPITAL  (DEFICIT)      EQUITY
                     --------------------------------------------------------------------------------------------------------------
Balance, January 16,
  1997                   -          -   $    -            -       $          $   -        $     -        $       -      $      -
Common stock issued
 for cash
 at inception            -          -        -            10,000       100       -              -                -              100
Common stock issued
 and subscribed
 for assets 1997         -          -        -            36,747       367    7,800,000          (367)           -        7,800,000
Assets contributed
 by shareholders
 January 1997            -          -        -            -           -          -            300,000            -          300,000
Net loss                 -          -        -            -           -          -              -          (8,100,000)   (8,100,100)
                     ------------------------------   ----------------------------------  ------------------------------------------
Balance, December
 31, 1997                -       $  -   $    -            46,747  $    467   $7,800,000   $   299,633     $(8,100,000)  $         0
                     ------------------------------   ----------------------------------  ------------------------------------------
Common stock issued
 for assets 1997         -          -        -         5,215,459    52,155   (7,800,000)    7,747,845            -             -
Net loss                 -          -        -            -             -        -              -              (6,999)       (6,999)
                     ------------------------------   ----------------------------------  ------------------------------------------
Balance, December
 31, 1998                -       $  -   $    -         5,262,206  $ 52,622   $   -        $ 8,047,478     $(8,107,099)  $    (6,999)
                     ------------------------------   ----------------------------------  ------------------------------------------
Stock to be issued
 for assets acquired
 January                 -          -     2,125,000      441,600     4,416       -          2,170,307            -        4,299,723
Stock cancelled          -          -        -        (3,475,000)  (34,750)      -             34,750            -             -
Stock issued for
 acquisition of
 PhoneXchange
 February 1999           -          -        -           921,428     9,214       -          6,440,789            -        6,450,003
Common stock issued
  for conversion of
  debt May 1999                     -        -            25,296       253       -            132,551            -          132,804
Stock issued for
 receivable                                              141,000     1,410       -            104,340            -          105,750
Common shares
 issued for
 services                -          -        -            10,500       105       -             56,164            -           56,269
Stock issued for
 cash and
 receivable          3,267,974    32,680     -            -           -          -          4,967,320            -        5,000,000
Effect of
 subsidiaries
 common stock
 issuable                -          -        -            -           -          -          1,311,619            -        1,311,619
Preferred Stock
 Dividends               -          -        -            -           -          -              -             (33,333)      (33,333)
Net loss                 -          -        -            -           -          -              -          (3,766,442)   (3,766,442)
                     ------------------------------   ----------------------------------  ------------------------------------------
Balance as of
 September 30,
 1999                3,267,974   $32,680  2,125,000   10,277,030  $ 33,270   $    -       $23,265,317    $(11,906,874)  $13,549,393
                     ------------------------------   ----------------------------------  ------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)

                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                 FOR THE NINE      FOR THE NINE
                                                                 MONTHS ENDED      MONTHS ENDED
                                                                 SEPTEMBER 30,     SEPTEMBER 30,
                                                                     1999              1998
                                                                 -------------     -------------
Cash Flows From Operating Activities:
 Net loss                                                        $(3,766,442)      $          --
 Adjustment to reconcile net loss to cash used by operating
  activities:
 Depreciation and amortization                                       901,776                  --
 Write-off assets due to casualty loss                                39,581                  --
 Common stock issued for services                                     56,269                  --
 Decrease (increase) in assets:
  Accounts receivable                                                 (2,738)                 --
  Advances                                                            (1,050)                 --
  Deposits                                                          (236,041)                 --
  Prepaids                                                          (180,968)                 --
 Increase (decrease) in liabilities:
  Accounts payable trade                                             133,529                  --
  Accounts payable carriers                                          172,857                  --
  Accrued general expenses                                            (2,200)                 --
  Accrued carrier costs                                               (3,252)                 --
  Accrued payroll                                                     92,623                  --
  Accrued interest short term debt                                    33,847                  --
  Accrued interest long term debt                                     19,833                  --
  Taxes payable                                                       14,592                  --
  Sales tax payable                                                   (6,061)                 --
  Customer deposits                                                   22,000                  --
  Unearned revenue                                                   252,767                  --
  Other advance                                                     (317,802)                 --
  Payable to C/Net: Soulutions, Inc.                                (208,296)                 --
                                                                 -------------     -------------
   Net cash used in operating activities                          (2,985,175)                 --
                                                                 -------------     -------------

Cash Flows From Investing Activities:
 Purchases of property and equipment                              (1,430,588)                 --
 Acquisition, net of cash acquired                                    18,433                  --
                                                                 -------------     -------------
  Net cash used in investing activities                           (1,412,155)                 --
                                                                 -------------     -------------
Cash Flows From Financing Activities:
 Proceeds from issuance of short-term debt                           331,965                  --
 Principal payments of capital lease obligation                      (29,496)                 --
 Proceeds from issuance of long-term debt                          1,573,181                  --
 Principal payments on long-term debt                                (79,791)                 --
 Proceeds from issuance of preferred stock                         1,950,001                  --
 Proceeds from issuance of common stock                              750,000                  --
                                                                 -------------     -------------
  Net cash provided by financing activities                        4,495,860                  --
                                                                 -------------     -------------
                                                                 -------------     -------------
Increase in cash and cash equivalents                                 98,530                  --
                                                                 -------------     -------------

                                                                 -------------     -------------
Cash and cash equivalents at the beginning of the period         $        --       $          --
                                                                 =============     =============

                                                                 -------------     -------------
Cash and cash equivalents at the end of the period               $    98,530       $          --
                                                                 =============     =============

                                                                 -------------     -------------
Income Tax Paid                                                  $        --       $          --
                                                                 =============     =============

Interest Paid                                                    $        --       $          --
                                                                 =============     =============


                  The accompanying notes are an integral part of these consolidated financial statements

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)
              Notes to Unaudited Consolidated Financial Statements
                               September 30, 1999


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  FORMATION AND DESCRIPTION OF BUSINESS
Integrated Communication Networks, Inc., and Subsidiaries (formerly, Global Access Pagers, Inc.) (the "Company" or "ICN"), a Nevada corporation was incorporated on January 16, 1997 under the name Theatre, Inc. The Company is currently engaged in the integration of various telecommunication networks through acquisition and internal growth for the purpose of offering a variety of reliable, high-quality, value-added telecommunication services at competitive prices.

From January 16, 1997 through December 31, 1998, the Company attempted to enter into various business combinations, but only one was consummated. On April 16, 1998, Theatre, Inc., a Nevada corporation, entered into an Agreement and Plan of Merger with Phonetime Resources, Inc., a Nevada corporation. Pursuant to the agreement, Phonetime Resources, Inc. merged into Theatre, Inc. and Theatre, Inc. was the surviving corporation. Upon completion of the merger, Phonetime Resources, Inc ceased to exist and Theatre, Inc. operated under the name Global Access Pagers, Inc. The purpose of the merger was to effect a domicile change.

On May 8, 1998, Theatre, Inc., doing business as Global Access Pagers, Inc., entered into an Agreement and Plan of Merger with Global Access Pagers, Inc., a Nevada corporation. Pursuant to the agreement, Global Access Pagers, Inc. merged into Theatre, Inc. and Theatre, Inc. was the surviving corporation. Upon completion of the merger, Global Access Pagers, Inc. ceased to exist and Theatre, Inc. changed its name to Global Access Pagers, Inc. The transaction was accounted for using the purchase method of accounting. The transaction relating to the merger was rescinded on January 27, 1999. Accordingly, 3,475,000 issued common shares of the surviving entity were returned to the Company and cancelled.

From January 16, 1997 through December 31, 1998, the Company had no revenues and no operations.

On January 1, 1999, Global Access Pagers, Inc. entered into a Stock Purchase Agreement with phoneXchange, Inc., a Delaware corporation, whereby Global Access Pagers, Inc. purchased 8,600,000 shares or 85.14% of the issued and outstanding shares of common stock of phoneXchange in exchange for 921,429 common shares of Global Access Pagers, Inc. and stock purchase warrants to purchase 921,429 shares of the Company's common stock at a purchase price per share of $4.50. The transaction was valued at $6,450,003 and was effective February 28, 1999. In addition, the Company entered into employment agreements with the officers of phoneXchange effective January 1, 1999. On January 29, 1999, management of the Company changed the name of the corporation from Global Access Pagers, Inc. to Integrated Communication Networks, Inc. On February 28, 1999, management of phoneXchange assumed responsibility for the management of the Company. The transaction was accounted for using the purchase method of accounting. On September 13, 1999, the Company issued the 921,429 shares of common stock pursuant to the Stock Purchase Agreement.

The Company began operation in February 1999 through the Company's acquisition of phoneXchange, Inc. phoneXchange is a facilities-based wholesale carrier that provides switched voice and data services, primarily to U.S.-based carriers. phoneXchange provides domestic and international long distance service through foreign termination relationships, international gateway switches, leased and owned transmission facilities and resale arrangements with other long distance providers

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)
              Notes to Unaudited Consolidated Financial Statements
                               September 30, 1999



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  FORMATION AND DESCRIPTION OF BUSINESS - CONTINUED
Management has dedicated its efforts to date on the development and implementation of its business plan and the formation and financing of the Company. The Company has been formed to integrate state of the art flexible telecommunication networks that provide reliable, high-quality, low-cost telecommunication services Management has spent a significant amount of time identifying, evaluating and pursuing strategic acquisitions to accomplish this objective. To achieve the objectives outlined in its plan, the Company must obtain sufficient financing to obtain and complete its long-distance network facilities and, ultimately, achieve a sufficient level of sales and profitability to support its contemplated operations. Management is currently pursuing various financing alternatives. However, no assurance can be provided that management will be able to obtain financing on terms acceptable to the Company, or at all. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

(b)  PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of Integrated Communication Networks, Inc. and its majority-owned subsidiaries. All significant inter-company transactions and balances have been eliminated. Minority interest represents the minority shareholders' proportionate share of the equity or income of the Company's majority-owned subsidiary phoneXchange, Inc.

(c)  USE OF ESTIMATES
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company reviews all significant estimates effecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance. Actual results could differ from those estimates.

(d)  REVENUE RECOGNITION
The Company records revenues for the sale of telecommunications services at the time of customer usage. All services paid in advance by the customer are recorded as unearned revenue.

(e)  CASH AND CASH EQUIVALENTS
Cash and cash equivalents consist of demand deposits and money market funds, which are highly liquid short-term instruments with original maturities of three months or less from the date of purchase. Cash and cash equivalents are stated at cost, which approximates market. There were no cash equivalents for the nine months ended September 30, 1999.

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)
              Notes to Unaudited Consolidated Financial Statements
                               September 30, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONCLUDED

(f)  FINANCIAL INSTRUMENTS

The Company follows the guidance of Statement of Accounting Standards ("SFAS") No. 107, "Disclosure of Fair Value Financial Instruments", which requires disclosure of the fair value of financial instruments; however, this information does not represent the aggregate net fair value of the company. Unless quoted market price indicates otherwise, the fair values of cash and cash equivalents and deposits generally approximate market value because of the short maturity of these instruments. The Company's notes payable and capital lease obligations also approximate market value as the underlying borrowing rates are similar to the other financial instruments with similar maturities and terms.

(g)  PROPERTY AND EQUIPMENT

Property and Equipment are stated at cost or fair values at the date of acquisition and, in the case of equipment under capital leases, the present value of minimum lease payments. Depreciation and amortization of property and equipment are computed using the straight-line method over the following estimated useful lives:

     Operating Equipment                     5 years
     Leasehold Improvements                  1-5 years
     Furniture, Fixtures and equipment       3 years

Amortization of assets financed under capital leases was $42,533, depreciation of purchased assets was $475,849 and depreciation on leasehold improvements was $4,176 for the nine months ended September 30, 1999.

Replacements and betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other repairs and maintenance are expensed.

(h)  INCOME TAXES

The Company uses the liability method of accounting for income taxes specified by SFAS No. 109, "Accounting for Income Taxes", whereby deferred tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are recognized and measured based on the likelihood of realization of the related tax benefit in the future. The Company had no material net deferred tax assets or liabilities at September 30, 1999.

(i)  LOSS PER COMMON SHARE

In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share". The statement replaces primary EPS with basic EPS, which is computed by dividing reported earnings available to common shareholders by weighted average shares outstanding. The provision requires the calculation of diluted EPS. The Company uses the method specified by the statement.

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)
              Notes to Unaudited Consolidated Financial Statements
                               September 30, 1999

2. ASSET PURCHASES
(a)  NACT Sales and Service Agreement
On December 31, 1997, the Company entered into a sale and services agreement (the Agreement) for the purchase of certain communications equipment and licensed software (the System). The equipment consists primarily of an STX telephone switching system, which is a long-distance, tandem telephone switch. The purchase price for the System is $333,038. The Agreement calls for 20% deposit or $66,608 due upon signing, a payment of $116,561 due upon shipment of the System, a payment of $116,561 due 30 days after shipment and a payment of $33,009 due 60 days after shipment. On January 31, 1998, the Company paid a deposit of $35,000 on the System. On February 24, 1998, the Company and NACT revised the payment terms under the Agreement as follows: outstanding amounts due will accrue interest at 10% per annum, payment of $70,000 due by May 1, 1998, final payment of $237,598.55 due by June 1, 1998 and the NACT will allow the shipment of the System upon receipt of the $70,000 payment. On April 21, 1998, C/Net transferred the $35,000 deposit to the Company. On April 30, the Company paid an additional deposit of $70,000. On July 13, 1998, the Company and NACT revised the payment terms under the Agreement as follows: payment of $50,000 due by July 20, 1998, final payment of $187,598.55 due by August 3, 1998. On July 21, 1998, the Company paid an additional deposit of $50,000. On September 29, 1998, the company entered into a lease agreement with Rockford Industries to finance the remaining balance due to NACT on the System. The lease agreement calls for 36 equal minimum monthly payments of $7,119.98. Aggregate minimum lease payments total $256,319.28. The capital lease is secured by the System.

(b)  FM Technologies, LLC Agreement of Purchase and Sale of Assets
On April 27, 1998, the Company entered into an Agreement of Purchase and Sale of Assets with FM Technologies, LLC. to acquire certain communications equipment, billing system and licensed software for $300,000, of which $90,000 was paid in cash and $210,000 is to be paid in the form of two promissory notes. The first promissory note in the amount of $39,142 is non-interest bearing and is payable monthly commencing June 1, 1998 at a rate of $13,047 per month for 3 months. The second promissory note in the amount of $170,858 bears interest at 10% and is payable monthly commencing August 23, 1998 at a rate of $5,513 per month for 36 months. These notes are secured by the assets acquired. On April 27, 1999, the Company, phoneXchange and FM Technologies entered into an agreement whereby the Company agreed to pay past due payments on the second promissory note in the amount of $49,617.99 and convert the remaining balance on the second promissory note in the amount of $132,803.91 into 25,296 restricted shares of common stock of the Company.

(c)  GST Net, Inc. Asset Purchase Agreement
On December 15, 1998, the Company executed an Asset Purchase Agreement with GST Net, Inc. to acquire certain communications equipment, billing system and licensed software for $150,000, of which $5,000 was paid in cash and $145,000 is to be paid in the form of a promissory note. The promissory note bears interest at 7.5% and is payable monthly commencing January 15, 1999 at a rate of $6,525 per month for 24 months. The note is secured by the assets acquired.

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)
              Notes to Unaudited Consolidated Financial Statements
                               September 30, 1999

2. ASSET PURCHASES -- CONCLUDED

(d)  J&W Ventures, Inc. Asset Purchase Agreement
On December 10, 1998, the Company executed an Asset Purchase Agreement with J&W Ventures, Inc. to acquire certain telecommunications switching equipment and software for $4,685,000, of which $300,000 was paid in cash and the remainder to be paid by the issuance of 441,600 shares of restricted common stock of the Company and the issuance of 850,000 shares of the Company's Series A Convertible Redeemable Preferred Stock., stated value of $2.50 per share. The number of shares of common stock of the Company that the Series A Convertible Redeemable Preferred Stock is convertible into is determined by dividing the greater of (x) the fair market value per share of common stock or (y)$3.50. As of June 30, 1999, the 850,000 shares of Series A Convertible Redeemable Preferred Stock have not been issued. As such, the value of the shares is recorded as Preferred Stock Subscribed in the accompanying Consolidated Balance Sheet. The transaction resulted in an excess cost over fair value of the assets purchased in the amount of $2,185,000 recorded as goodwill and amortized over 15 years. Amortization for the Nine months ending September 30, 1999 was $72,833.

(e)  Global Network Providers, Inc. Asset Purchase Agreement
On November 1, 1998, the Company executed an Asset Purchase Agreement with Global Network Providers, Inc. to acquire certain customer sales contracts for domestic and international long distance services, FCC International 214 license and certain office equipment for $2,250,000, of which $250,000 was to be paid in cash upon the effective date of the agreement, $150,000 was to be paid 90 days after the effective date of the agreement, $100,000 was to be paid 180 days after the effective date of the agreement and the remainder to be paid by the issuance of 500,000 shares of restricted common stock of the Company of which 200,000 shares was issuable upon the effective date of the agreement and 300,000 shares issuable at a rate of 50,000 shares at the end of each calendar quarter subject to certain performance objectives. The Company paid $216,600 as deposit on the asset purchase and subsequently determined that the transaction was not in the best interest of the Company. The Company cancelled the Asset Purchase Agreement. As such, the Company wrote-off the $216,600 deposit on purchase.

(f) One Stop Wireless of America, Inc./Pre-Paid Cellular, Inc. Chapter 11 Plan of Reorganization
The Company's subsidiary, phoneXchange, participated in a Chapter 11 Plan of Reorganization of One Stop Wireless of America, Inc. and Pre-Paid Cellular, Inc. Among other things, the Plan called for phoneXchange to receive $750,000 in cash and certain telephone switching equipment, computer equipment, cellular telephones and office furniture and equipment valued at approximately $750,000 in exchange for the issuance of 200,000 shares of phoneXchange common stock. The Company recorded goodwill at $650,000 and office equipment and furniture at $100,000 in July 1999. The United States Bankruptcy Court, Central District of California, and Santa Ana Division confirmed the Plan on June 29, 1999.

(g) Goodwill from the transaction of the Stock Purchase Agreement between the Company and phoneXchange, Inc. resulted from the purchase of 85.14% of phoneXchange, Inc.'s stock and stockholder's equity as of February 28, 1999, which totaled $7,395,559 will be amortized over 15 years. Amortization of goodwill was $287,605 for the seven months ending September 30, 1999.

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)
              Notes to Unaudited Consolidated Financial Statements
                               September 30, 1999

(h) Pursuant to an Asset Purchase Agreement the Company paid $300,000 in cash and issued 185,250 share of phoneXchange common stock to SEL Group for the purchase of certain telecommunications switching equipment valued at $1,226,250.

3. DEPOSITS
Deposits of $139,800 consist of payments made to long distance providers to secure service, deposits of $115,523 for leased office space for operations and deposits of $45,683 for equipment. The deposits are refunded or applied to future service or equipment purchased.

4. PROPERTY AND EQUIPMENT
Property and equipment consists primarily of telecommunications switching equipment. The recorded amount of property and equipment capitalized and the related accumulated depreciation is as follows:

   Operating equipment                                   4,878,443
   Leasehold Improvements                                  111,540
   Furniture, fixtures and equipment                       130,581
                                                         ---------
            Total property and equipment                              5,120,564
            Less: accumulated depreciation                             (509,498)
                                                                      ---------
                     Property and equipment, net                      4,611,066
                                                                      ---------
   Assets under capital lease                                           364,571
            Less: accumulated amortization                              (73,281)
                                                                      ---------
                     Assets under capital lease, net                    291,290
                                                                      ---------
                              TOTAL PROPERTY & EQUIPMENT, NET         4,902,356
                                                                      =========

5. PAYABLE TO RELATED PARTIES
Note payable to Corporate Financial Enterprises and issued by phoneXchange, Inc. Interest bearing at 8% per annum. Monthly payments of principal and interest in an amount not less than 20% of the outstanding balance of the loan at the end of the prior month are due commencing on May 1, 1999, and continuing thereafter on the first day of each month until the total balance is paid. In the event there is an outstanding principal balance of the loan at September 30, 1999, the entire remaining balance of principal, accrued interest, late charges and advances, if any, shall be due and payable on September 30, 1999 or convertible to common stock. Note secured by phoneXchange assets. The Company paid off its debt in the amount of $936,965 and accrued interest in the amount of $45,873 by converting it to Preferred Series A-1 12% convertible and redeemable stock.

6. PAYABLE TO C/NET
Non-interest bearing note payable to C/Net in the amount of $336,000 was paid on July 2, 1999.

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)
              Notes to Unaudited Consolidated Financial Statements
                               September 30, 1999


7. LONG-TERM DEBT
Long-term debt consists of the following:

(a) phoneXchange, Inc. issued Note payable in
connection with the telecommunications switch
asset purchase with GST Telecom, Inc. Interest
bearing at 7.5% per annum. Principal of $145,000
and interest are payable in monthly installments
of $6,525, beginning January 15, 1999, for 24
months. The assets acquired by phoneXchange secure
the Note.                                                        93,149

(b) phoneXchange, Inc. issued Note payable in
connection with tenant improvements at the Aliso
Viejo corporate offices with CARR America Reality
Corporation. Interest bearing at 10% per annum.
Principal of $44,635 and interest are payable in
monthly installments of $948, beginning August 31,
1999, for 60 months. The assets acquired by
phoneXchange secure the Note.                                    43,477
                                                                -------

         Total Notes Payable                                    136,626

         Less Current portions                                  (81,180)
                                                                -------

         Notes Payable - Long Term                               55,446
                                                                 ======

Aggregate maturities of long-term debt, net of discount, over the next five years is as follows:

Period Ending
September 30               Amount
-------------              ------
2000                       81,180
2001                       27,468
2002                        8,987
2003                        9,928
2004                        9,063
                          -------
                          136,626
                          =======

(b) Convertible Debenture payable to Corporate Financial Enterprises and issued by the Company. Interest bearing at 8% per annum for a period of 36 months. Six equal monthly payments of principal and interest of the outstanding balance of the Debenture at the end of the 36th month are due commencing on the first day of May 2002, and continuing thereafter on the first day of each month for six months until the total balance is paid. Lender may opt at any time during the term of this Debenture, to convert payment from U.S. currency to shares of the Company's preferred stock. Debenture secured by the Company's assets. The Company paid off its debt in the amount of $1,573,180 and accrued interest in the amount of $36,360.71 by converting it to Preferred Series A-1 12% convertible and redeemable stock.

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)
              Notes to Unaudited Consolidated Financial Statements
                               September 30, 1999


8.  LEASE COMMITMENTS
(a)      Operating Leases
The Company leases office space, co-location space, dedicated private telephone lines, equipment and other items under various agreements expiring through 2004.

(b)      Capital Leases
The Company is obligated under a capital lease agreement for certain telecommunications switching equipment. The lease agreement calls for 36 equal minimum monthly payments of $6,577.13. Aggregate minimum lease payments total $236,767. The switching equipment secures the capital lease.

Future minimum lease payments associated with the leases described herein, including renewal options are as follows:

Year Ending                                                   Dedicated      Other
                                                 Capital      Private        Operating
Sept 30, 1999                                    Leases       Lines          Leases
---------------------------------------------------------------------------------------
2000                                             $ 85,505     $  744,235     $  124,580
2001                                              102,036        169,285        244,659
2002                                                  -0-        126,707        243,180
2003                                                  -0-         41,552        231,985
2004                                                  -0-         38,089        199,722
Thereafter                                            -0-            -0-            -0-
                                                 --------     ----------     ----------
                                                 $187,542     $1,119,869     $1,044,126
                                                 --------     ----------     ----------

Total minimum lease payments                      187,542
                                                 --------
         Less: imputed interest                   (40,566)
                                                 --------
Net present value of minimum lease payments       146,975
                                                 --------
         Less: current portion                    (54,805)
                                                 --------
Long-term capitalized lease obligation             92,170
                                                 ========

On July 30, 1999, phoneXchange and Lucent Technologies, Inc. InterNetworking Systems signed a Master Lease Agreement pursuant to which Lucent would provide to us up to $10 million in credit for leasing Lucent equipment. Descriptions of the Master Lease Agreement are qualified in their entirety by reference to the definitive agreement filed as an exhibit to the registration statement to which this prospectus forms a part. The agreement provides phoneXchange with credit of $3 million on execution to finance the lease of telecommunications equipment from Lucent. An additional $7 million will be made available for equipment leases once phoneXchange provides either (a) verification that a minimum of $5 million of new equity is raised by September 30, 1999; or (b) verification that phoneXchange has demonstrated cash flow coverage of at least 1.25 times lease payments on a rolling three months average. We have not met either requirement. We are currently attempting to negotiate an extension of these requirements and an increase in the total financing to $25 million. While the amended financing agreement is expected to be approved and executed prior to January 31, 2000, there is no assurance that any increase or extension will be approved. If such increase or extension is not approved, we may not be able to maintain our current and projected growth

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)
              Notes to Unaudited Consolidated Financial Statements
                               September 30, 1999


9. EQUITY TRANSACTIONS
(a) Common Stock

In September 1999, the Company issued 500 shares of its restricted common stock to Charles McGuirk and 5,000 shares of restricted common stock to each of Albert Kashani and Joseph Vaughn-Perling, all as compensation for their services as directors of the Company. As a result, the Company recognized director fees expense in the amount of $56,269.

In September 1999, the Company sold 100,000 shares of its common stock for a purchase price of $.75 per share in exchange for a receivable of $75,000.

In September 1999, the Company issued 921,429 shares of its common stock to stockholders of phoneXchange. The value of the 921,429 shares was previously recorded as common stock subscribed. The Company acquired ownership of approximately 85% of phoneXchange in exchange for its stock.

In July 1999, the Company sold 41,000 shares of its common stock for a purchase price of $.75 per share in exchange for a receivable of $30,750. In May 1999, the Company issued 25,296 shares of restricted common stock to FM Computer Technologies, LLC pursuant to the terms of the Agreement of Purchase and Sale of Assets between the parties. The Company received certain telecommunications switching equipment in exchange for the stock.

(b) Equity Securities of phoneXchange, Inc.

Pursuant to an Asset Purchase Agreement dated June 2, 1999, between the Company's subsidiary, phoneXchange, and SEL Group, a subsidiary of General Telephony Ltd., phoneXchange the purchased of certain telecommunications switching equipment for a total aggregate purchase price of $1,226,250. The agreement calls for a cash payment of $300,000 and the issuance of 161,175 shares of phoneXchange common stock and warrants to purchase an additional 161,175 shares of phoneXchange common stock at $10.00 per share, exercisable for three years. The warrants were subsequently canceled in exchange for 24,075 shares of phoneXchange common stock, bringing SEL Groups ownership to 185,250 shares of phoneXchange common stock. On September 22, 1999, phoneXchange issued the 185,250 common shares to SEL Group.

In August and September 1999, phoneXchange issued 17,364 shares of its restricted common stock in exchange for 17,923 shares of restricted common stock of the Company. The Company recorded Marketable Equity Securities in the amount of $113,301.

The Company's subsidiary, phoneXchange, participated in a Chapter 11 Plan of Reorganization of One Stop Wireless of America, Inc. and Pre-Paid Cellular, Inc. Among other things, the Plan called for phoneXchange to purchase $750,000 in cash and certain telephone switching equipment, computer equipment, cellular telephones and office furniture and equipment valued at approximately $750,000 in exchange for 200,000 shares of phoneXchange common stock. The United States Bankruptcy Court, Central District of California, and Santa Ana Division confirmed the Plan on June 29, 1999 and the shares were released from escrow on that date.

(c) Warrants To Purchase Common Stock

In September 1999, the Company issued warrants to purchase 350,000 shares of common stock at an exercise price of $4.50 per share to Corporate Financial Enterprises, Inc. The warrants were granted

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)
              Notes to Unaudited Consolidated Financial Statements
                               September 30, 1999


in exchange for consulting services and are exercisable for a term commencing December 31, 2000 and expiring September 1, 2004.

In July 1999 the Company issued warrants to purchase 100,000 shares of its common stock to Elie Sakaran in exchange for consulting services previously rendered. The warrants are exercisable at a purchase price of $7.50 per share for a term of 18 months.

As of February 23, 1999, the Company issued warrants to purchase 921,429 shares of its common stock pursuant to the terms of a Stock Purchase Agreement dated January 1, 1999, as amended on May 24, 1999, with phoneXchange, Inc. and its stockholders. The warrants are exercisable at a purchase price of $4.50 per share with a term of five years.

In February 1999, the Company issued warrants to purchase 5,943,633 shares of its common stock exercisable at a purchase price of $1.72 per share to 6 accredited investors. The warrants are exercisable for 5 years.

(d) Options To Purchase Common Stock

On July 22, 1999, the Board of Directors of the Company authorized the grant of options to purchase up to 1,000,000 shares of the Company's common stock at an exercise price of $3.375 to various employees. These options all vest on grant and have a five year term. On October 13, 1999, the Board of Directors authorized the grant of options to purchase 100,000 shares of common stock to Thomas Scott in connection with his employment agreement.

(e) Preferred Stock

In September 1999, the Company issued 3,267,974 shares of its Series A-1 12% Convertible Redeemable Preferred Stock to Corporate Financial Enterprises, Inc., American Equities, LLC and certain other accredited investors in exchange for $5,000,000. As of September 30, 1999, the Company received proceeds of $4,542,479 and a receivable of $457,621 was recorded for the remaining proceeds.


10. YEAR 2000 ISSUE
The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations. Management believes the Company's information technology system is Year 2000 compliant and other operations of the Company will not be significantly impacted by the year 2000 Issue

11. MINORITY INTEREST
Minority interest is represented by the minority shareholder's proportionate share of the equity or income of the Company's majority-owned subsidiary phoneXchange, Inc. The interest is the minority shareholders' portion of the net deficit of phoneXchange, Inc. at February 28, 1999 (date of consolidation) in the amount of ($165,034). In addition, minority interest includes the minority shareholders' portion of subsequent equity issuances of phoneXchange, Inc. in the amount of $1,237,933. Minority shareholders' portion of income has not been recognized due to the fact that

            INTEGRATED COMMUNICATION NETWORKS, INC. AND SUBSIDIARIES
                     (Formerly, Global Access Pagers, Inc.)
              Notes to Unaudited Consolidated Financial Statements
                               September 30, 1999


the Company has incurred losses to date. The resulting minority interest is $1,062,899 as of September 30, 1999.

12. SUBSEQUENT EVENTS
In November 1999, the Company sold $5.0 million principal amount of its 4% Convertible Debentures, and received net proceeds of $4,480,000. See "Description of Securities -- 4% Convertible Debentures." The Company also issued warrants to purchase 80,000 shares of the Company's common stock at an exercise price of $12.50 per share and warrants to purchase 80,000 shares of the Company's common stock at an exercise price of $15.00 per share. The warrants are exercisable until November 22, 2001. The Company also issued warrants to purchase 200,000 shares of the Company's common stock at exercise price of $13.75 per share and paid $500,000 in placement fees to the May Davis Group as placement agent. The Company also paid $20,000 in related legal fees.

In November 1999, the Company issued 185,250 shares of restricted common stock of the Company to the SEL Group in exchange for 185,250 shares of phoneXchange, Inc. restricted common stock for the purpose of increasing its ownership in phoneXchange, Inc.

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                               TABLE OF CONTENTS

              From April 7, 1998 (Inception) To December 31, 1998


                                                                   Page
                                                                   ----
Independent Auditor's Report                                       F-27

Balance Sheet                                                      F-28

Statement of Income and Accumulated Deficit                        F-30

Statement of Shareholders' (Deficit)                               F-31

Statement of Cash Flows                                            F-32

Notes to Financial Statements                               F-33 - F-40

                           [BRAD B. HAYNES LETTERHEAD]

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors
PhoneXchange, Inc.

We have audited the balance sheet of PhoneXchange, Inc. (a Delaware Corporation) as of December 31, 1998 and the related statements of income and accumulated deficit, changes in shareholders' equity (deficit) and cash flows for the period April 7, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PhoneXchange, Inc. (a Delaware Corporation) as of December 31, 1998 and the results of its operations, its changes in shareholders' equity (deficit) and its cash flows for the period of April 7, 1998 (inception) to December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Note 1 to the financial statements, discusses management's concerns. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management is currently pursuing various financing alternatives. However, no assurance can be provided that management will be able to obtain financing on terms acceptable to the Company, or at all. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


Brad B. Haynes
/s/ BRAD B. HAYNES

April 2, 1999

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                                 BALANCE SHEET

                               December 31, 1998


                                     ASSETS

CURRENT ASSETS
  Cash                                             59,170
  Accounts receivable                              11,598
  Deposits                                         64,965
                                                   ------
     Total Current Assets                                        135,733

PROPERTY AND EQUIPMENT (NET)                                     416,438

ASSETS UNDER CAPITAL LEASE (NET)                                 346,343
                                                                 -------

          TOTAL ASSETS                                           898,514
                                                                 =======

                    LIABILITIES AND SHAREHOLDERS' (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                242,658
  Accrued expenses                                 45,905
  Taxes payable                                    39,951
  Current portion - long-term liabilities         144,142
  Current portion - capital lease obligation       49,344
  Payable to C/Net Solutions, Inc.                336,846
  Notes payable - short-term                       93,047
  Payable to related parties                      439,186
  Deferred revenue                                 20,332
                                                  -------
     Total Current Liabilities                                 1,411,411

LONG-TERM LIABILITIES
  Notes payable                                   171,716
  Capital lease obligation                        135,576
                                                  -------
     Total Long-Term Liabilities                                 307,292
                                                               ---------
     Total Liabilities                                         1,718,703

   The accompanying notes are an integral part of these financial statements

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                            BALANCE SHEET CONTINUED

                               December 31, 1998

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' (DEFICIT)
  Preferred Stock, .001 par value,
    authorized, 5,000,000 shares issued
    and outstanding - none
  Common Stock, .001 par value, authorized,
    50,000,000 shares issued and
    outstanding 10,100,882 shares                    10,101
    Additional paid-in capital                      298,931
    Accumulated deficit                          (1,127,221)
                                                 ----------
       Total Shareholders' (Deficit)                               (820,189)
                                                                   --------
       TOTAL LIABILITIES AND
       SHAREHOLDERS' (DEFICIT)                                      898,514
                                                                   ========

   The accompanying notes are an integral part of these financial statements.

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                  STATEMENT OF INCOME AND ACCUMULATED DEFICIT

              From April 7, 1998 (Inception) To December 31, 1998

REVENUE                                                183,000

COST OF SERVICES                                       262,093
                                                       -------

GROSS PROFIT                                                          (79,093)

OPERATING EXPENSES
  Selling, general and administrative expenses         940,019
  Depreciation and amortization                         59,996
                                                       -------
          Total Operating Expenses                                  1,000,015
                                                                    ---------

LOSS FROM OPERATIONS                                               (1,079,108)

OTHER INCOME (EXPENSES)                                               (48,113)
                                                                    ---------

NET LOSS                                                           (1,127,221)

ACCUMULATED DEFICIT - April 7, 1998                                         0

ACCUMULATED DEFICIT - December 31, 1998                            (1,127,221)
                                                                    =========

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER                          10,002,662
OF COMMON SHARES OUTSTANDING                                       ==========

BASIC AND DILUTED NET LOSS PER SHARE                                    (0.11)
                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                      STATEMENT OF SHAREHOLDERS' (DEFICIT)

              From April 7, 1998 (Inception) To December 31, 1998

                           PREFERRED              COMMON                    ADDITIONAL                     TOTAL
                           STOCK                  STOCK                     PAID-IN        ACCUMULATED     SHAREHOLDERS'
                           SHARES       AMOUNT    SHARES         AMOUNT     CAPITAL        DEFICIT         EQUITY
                           ---------    ------    ----------     ------     -----------    ------------    ----------
BALANCE, APRIL 7, 1998            --        --            --         --              --              --            --

Issuance of Common Stock
  to Founders in exchange
  for cash                                         9,000,000      9,000         291,000                       300,000

Effect of Merger with
  Mars Method, Inc.                                1,100,882      1,101           5,931                         7,032

Net Loss                                                                                     (1,127,721)   (1,127,221)
                           ---------    ------    ----------     ------     -----------    ------------    ----------
                                   0         0    10,100,882     10,101         296,931      (1,127,221)     (820,189)
                           =========    ======    ==========     ======     ===========    ============    ==========



   The accompanying notes are an integral part of these financial statements.

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                            STATEMENT OF CASH FLOWS

              From April 7, 1998 (Inception) To December 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        (1,127,221)
  Adjustments to reconcile to net loss to
  cash used by operating activities:
    Amortization and depreciation                 59,996
    Write-off organization cost                    7,032
  Decrease (increase) in assets:
    Accounts receivable                          (11,598)
    Deposits                                    (219,965)
  Increase (decrease) in liabilities:
    Accounts payable                             242,658
    Accrued expenses                              55,465
    Taxes payable                                  8,417
    Deferred income                               20,332
    Payable to C/Net Solutions, Inc.             336,846
                                                --------
      Total Adjustments                                              499,183
                                                                   ---------
NET CASH USED IN OPERATING ACTIVITIES                               (628,038)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property and equipment                             (103,205)
                                                                   ----------
NET CASH USED IN INVESTING ACTIVITIES                               (103,205)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of short-term debt      605,500
  Principal payments of short-term debt         (112,408)
  Principal payments of capital lease
    obligation                                    (2,679)
  Proceeds from issuance of common stock         300,000
                                                --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                            790,413
                                                                    --------
NET CASH PROVIDED BY ALL ACTIVITIES                                   59,170

CASH - April 7, 1998                                                      --

CASH - December 31, 1998                                              59,170
                                                                    ========
INTEREST PAID                                                         13,083
                                                                    ========
INCOME TAXES PAID                                                         --
                                                                    ========

   The accompanying notes are an integral part of these financial statements.

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                         NOTES TO FINANCIAL STATEMENTS

              From April 7, 1998 (Inception) To December 31, 1998


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     FORMATION AND BASIS OF PRESENTATION:
     PhoneXchange, Inc., was incorporated in the State of Delaware on April 7, 1998 (Date of Inception). On April 21, 1998, the Company's founding shareholders (the Founders) contributed 300,000 to the Company in exchange for 9.0 million shares of the Company's common stock; and C/Net: Solutions, Inc. (C/Net), an affiliated entity owned by the Founders, transferred its long-distance service business to the Company in exchange for a payable of 140,892.

     In January 1998, C/Net formed a group to develop and implement the Company's long-distance service business plan. During the period from January 1, through April 21, 1998, C/Net incurred direct and indirect expenditures in connection with the activities of this group and in connection with the formation of the Company aggregating 110,412. Indirect expenditures included in this amount were allocated to the long-distance service business based on the ratio of aggregate salaries expense of the long-distance business to C/Net's total salaries expense during the period from January 1, through April 21, 1998. These direct and indirect expenses have been reflected in the accompanying Statement of Operations.

     On May 1, 1998, the Company entered into an Agreement and Plan of Merger (the Merger) with Mars Method Inc. (Mars Method), a publicly held entity and a Delaware corporation. Pursuant to the Agreement, the Company issued 1,100,882 shares of its common stock in exchange for 14,064,216 shares of .001 par value common stock of Mars Method, which represents 100% of the issued and outstanding shares of Mars Method. Upon completion of the Merger, PhoneXchange, was the surviving corporation and Mars Method ceased to exist. The Directors and Officers of the Company are the Directors and Officers of the surviving corporation. The exchange is exempt from registration pursuant to Regulation D, Section 504 of the Securities and Exchange Commission Act of 1933, as amended. The Company expended 7,082 of organizational costs of Mars Method upon completion of the Merger which have been reflected in the accompanying Statement of Operations. The Merger has been accounted for under the purchase method of accounting.

     The Company is being formed to build a state of the art flexible switching network which provides reliable, high-quality, low-cost domestic and international long-distance service on a wholesale basis to second and third-tier U.S. based long distance providers and resellers and brokers of domestic and international long-distance service. The Company expects to provide long distance services through a flexible network of foreign termination relationships, international gateway and multi-service, frame relay, Internet Protocol switches, leased and owned transmission facilities and resale arrangements with other long distance providers. The Company began offering its services to customers in September of 1998.

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                     NOTES TO FINANCIAL STATEMENTS CONT.'D

               From April 7, 1998 (inception To December 31, 1998

Management has dedicated its efforts to date on the development and implementation of its long-distance service business plan and the formation and financing of the Company. To achieve the objectives outlined in its plan, the Company must obtain sufficient financing to obtain and complete its long-distance network facilities and, ultimately, achieve a sufficient level of sales and profitability to support its contemplated operations. Management is currently pursuing various financing alternatives. However, no assurance can be provided that management will be able to obtain financing on terms acceptable to the Company, or at all. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

USE OF ESTIMATES:

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company reviews all significant estimates effecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance. Actual results could differ from those estimates.

REVENUE RECOGNITION:

The Company records revenues for the sale of telecommunications services at the time of customer usage. All services paid in advance by the customer are recorded as unearned revenue.

CASH AND CASH EQUIVALENT:

Cash and cash equivalents consist of demand deposits and money market funds, which are highly liquid short-term instruments with original maturities of three months or less from the date of purchase. There were no cash equivalents for the period April 7, to December 31, 1997.

PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost or fair values at the date of acquisition and, in the case of equipment under capital leases, the present value of minimum lease payments. Depreciation and amortization of property and equipment are computed using the straight-line method over the following estimated useful lives:

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                     NOTES TO FINANCIAL STATEMENTS cont.'d

              From April 7, 1998 (Inception) To December 31, 1998


          Operating Equipment                  5 years
          Furniture, Fixtures and Equipment    3 years

     Amortization of assets financed under capital leases was 38,403 at December 31, 1998. Depreciation of purchased assets was 21,593. Total Amortization and depreciation was 59,996.

     Replacements and betterments, renewals and extraordinary repairs that extend the life of the assets are capitalized; other repairs and maintenance are expended.

     INCOME TAXES:
     The Company uses the liability method of accounting for income taxes specified by SFAS No. 109, "Accounting for Income Taxes", whereby deferred tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are recognized and measured based on the likelihood of realization of the related tax benefit in the future. The Company had no material net deferred tax assets or liabilities at December 31, 1998.

     LOSS PER COMMON SHARE:
     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share". The statement replaces primary EPS with basic EPS, which is computed by dividing reported earnings available to common shareholders by weighted average shares outstanding. The provisions requires the calculation of diluted EPS. The Company uses the method specified by the statement.

2.   AGREEMENT AND PLAN OF MERGER
     On May 1, 1998, the Company entered into an Agreement and Plan of Merger (the Merger) with Mars Method Inc. (Mars Method) a Delaware corporation. Pursuant to the Agreement, the Company issued 1,100,882 shares of its common stock in exchange for 14,064,216 shares of .001 par value common stock of Mars Method, which represents 100% of the issued and outstanding shares of Mars Method. Upon completion of the Merger, PhoneXchange, will be the surviving corporation and Mars Method will cease to exist. The exchange will be exempt from registration pursuant to Regulation D,
     Section 504 of the Securities and Exchange Commission Act of 1933, as amended. The Company expended 7,082 of organizational costs of Mars Method upon completion of the Merger. The Directors and Officers of the Company are the Directors and officers of the surviving corporation. The Merger is accounted for under the purchase method of accounting.

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                     NOTES TO FINANCIAL STATEMENTS CONT.'D

              From April 7, 1988 (Inception) To December 31, 1998

3. DEPOSITS:

     Deposits primarily consist of payments made to long distance providers to secure service. The deposits are refunded or applied to future service.

4. PROPERTY AND EQUIPMENT:

     Property and equipment consists primarily of telecommunications switching equipment. The recorded amount of property and equipment capitalized and the related accumulated depreciation is as follows:

          Operating equipment                     417,848

          Furniture, fixtures and equipment        20,183
                                                  -------
            Total property and equipment                          822,777

            Less: accumulated depreciation                        (21,593)
                                                                 --------

              Property and equipment net                          416,438
                                                                 ========

            Assets under capital lease                            384,746

            Less: accumulated amortization                        (38,403)

            Assets under capital lease (net)                     (346,343)
                                                                 ========

5. SHORT-TERM NOTES PAYABLE:

                                                               SHORT-TERM     RELATED PARTY
                                                               ----------     -------------
     Note payable in connection with asset purchase with
     FM Technologies, LLC. Non-interest bearing. Payable
     in three equal monthly installments of 13,047,
     beginning June 1, 1998, until paid in full.                 13,047

     Note payable to individual. Interest bearing at 10%
     per annum. Principal; of 47,000 and interest due on
     March 8, 1999.                                              47,000

     Note payable to individual. Interest bearing at 10%
     per annum. Principal of 33,000 and interest due on
     March 26, 1999.                                             33,000

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                     NOTES TO FINANCIAL STATEMENTS CONT.'D

              From April 7, 1988 (Inception) To December 31, 1998

     Note payable to shareholder. Interest bearing at 10%
     per annum. Principal 55,000 and interest due on
     September 17, 1999.                                                          29,186

     Note payable to shareholder. Interest bearing at 10%
     per annum. Principal of 50,000 and interest due on
     September 17, 1999.                                                          50,000

     Note payable to shareholder. Interest bearing at 10%
     per annum. Principal of 35,000 and interest due on
     April 12, 1999.                                                              35,000

     Note payable to Corporate Financial Enterprises.
     Interest bearing at 8% per annum. Monthly payments
     of principal and interest in an amount not less than
     20% of the outstanding balance of the loan at the end
     of the prior month are due commencing on May 1,
     1999, and continuing thereafter on the first day of
     each month until the total balance is paid, but in the
     event there is any outstanding principal balance of the
     Loan at September 30, 1999, the entire remaining
     balance of principal, accrued interest, late charges
     and advances, if any, shall be due and payable on
     September 30, 1999. Note secured by Company
     assets and stock pledge.                                                    325,000
                                                                   ------        -------

         TOTAL SHORT-TERM NOTES PAYABLE                            93,047        439,186
                                                                   ======        =======

6. PAYABLE TO C/NET

     The payable to C/Net is non-interest bearing and is due on demand.

7. LONG-TERM LIABILITIES

     Note payable in connection with the asset purchase
     with FM Technologies, LLC. Interest bearing at 10%
     per annum. Principal of 170,858 and interest are
     payable in monthly installments of 5,513, beginning
     August 23, 1998, for 36 months. The Note is secured
     by the assets acquired.                                                     170,858

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                     NOTES TO FINANCIAL STATEMENTS CONT.'D

              From April 7, 1998 (Inception) To December 31, 1998

    Note payable in connection with the asset purchase
    with GST Net, Inc. Interest bearing at 7.5% per
    annum. Principal of 145,000 and interest are payable
    in monthly installments of 6,525, beginning January
    15, 1999, for 24 months. The Note is secured by the
    assets acquired.                                               145,000
                                                                   -------
      Total notes payable                                          315,858

      Less: Current portions                                       144,143
                                                                   -------
        Notes Payable - Long-Term                                  171,715
                                                                   =======

    Aggregate maturities of long-term liabilities, net of discount, over the next five years is as follows:

    Year Ending
    December 31            Amount
    -----------           --------
       1999                144,143
       2000                134,379
       2001                 37,336
       2002                     --
       2003                     --
                           -------
                           315,858
                           =======

    The company is obligated under a lease agreement with Rockford Industries to finance certain telecommunications switching equipment. The lease agreement calls for 36 equal minimum monthly payment of 6,577.13. Aggregate minimum lease payments total 236,767. The capital lease is secured by the System.

8.  LEASE COMMITMENTS:

    The company utilizes office space for its corporate offices in Newport Beach, California currently under lease by C/Net:Solutions, Inc. The lease calls for minimum monthly payments of 10,558 and expires on May 15, 1999. Rent expense has been allocated to the Company based on the amount of space utilized by the Company as compared to the total space under lease. For the period of January 1, 1998 to October 31, 1998, the Company was allocated 20% of the total monthly lease payment. Effective September 1, 1998, management determined that substantially all of the space at this facility was being used to the benefit of the Company as the Company began offering its services to its customers in September 1998. Therefore, the Company was allocated 100% of the minimum monthly lease payment under the lease for the period from September 1, 1998 to December 31, 1998. The Company intends to secure office space for its corporate offices in a new location prior to the expiration of the existing lease under C/Net:Solutions, Inc.

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                      NOTES TO FINANCIAL STATEMENTS CONT.'D

              From April 7, 1998 (Inception) To December 31, 1998

Future minimum lease payments associated with the leases described herein, including renewal options are as follows:

Year Ending                     Capital
December 31                     Leases
-----------                     -------
1999                             98,657
2000                             78,926
2001                             89,719
2002                                 --
2003                                 --
                                 ------


Total minimum lease payments                            267,402

Less: Imputed interest                                   82,482
                                                        -------

Net present value of minimum lease payment                              184,920

Less: Current portion                                                    49,344
                                                                        -------

Long-term capital lease obligation                                      135,576
                                                                        =======

9. Total rent expense for the period from April 7, 1998 (inception) to December 31, 1998, amounted to 72,711.

10.     Advertising is expenses as incurred.

11.     SUBSEQUENT EVENTS

On December 10, 1998, the company and certain shareholders of the company, the "Sellers", entered into a letter of intent, which among other things, contemplated the principal terms under which the Sellers would sell approximately 85% of the issued and outstanding common stock of the Company to Global Access Pagers, Inc., "Global", in exchange for approximately 10% of the issued and outstanding shares of Global. Under the Letter of Intent, Global agreed to loan the company $525,000 in the form of a Secured Promissory Note. The Secured Promissory Note was entered into by the company, David Chadwick, an individual, the "Borrowers" and Corporate Financial Enterprises, Inc. the "Lender", in the amount of $525,000 in addition to all additional future advances made by the Lender to the Borrower or creditors of the Borrower. The Secured Promissory Note bears interest at 8% per annum. Monthly payments of principal and interest in an amount not less than 20% of the outstanding balance of the loan at the end of the prior month shall be made.

                               PHONEXCHANGE, INC.
                            (A Delaware Corporation)

                      NOTES TO FINANCIAL STATEMENTS CONT'D

              From April 7, 1998 (Inception) To December 31, 1998


by Borrower to Lender and received by Lender commencing on the 1st day of May, 1999, and continuing thereafter on the first day of each month until the total balance is paid, but in the event there is any outstanding principal balance of the Loan at September 30, 1999, the entire remaining balance of principal, accrued interest, late charges and advances, if any, shall be due and payable on September 30, 1999. The Secured Promissory Note is secured by a Security Agreement under which the Lender is granted rights to all collateral of the company which is comprised of all accounts receivable, documents, equipment, general intangibles, inventory, all rights, title and interest in any and all assets and proceeds of the company. In addition, the Lender entered into Pledge Agreements with certain shareholders of the Company as a condition to entering into the secured Promissory Note. The Pledge Agreements call for the pledge of shares of common stock of the company owned by the shareholders. In the event of default under the Secured Promissory Note, the Lender may exercise its right to ownership of the shares of common stock of the company which have been pledged. Upon payment in full of both principal and interest on the Note, the Pledge Agreements shall terminate. As of December 31, 1998, the company received 325,000 under the Secured Promissory Note.

On February 22, 1999, the Board of Directors of the company approved a 1:25 reverse stock split of the company's common stock. Prior to the reverse split there were 10,100,882 shares of the company's .001 par value common stock issued and outstanding. After the reverse split, there are 404,035 of the company's .001 par value common stock issued and outstanding.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the Selling Stockholders.

         All of the amounts shown are estimates, except for the SEC Registration Fees.

         SEC registration fee                      $ 37,165
         Accounting fees and expenses                15,000
         Legal fees and expenses                     50,000
         Blue Sky fees and expenses                  10,000
         NASDAQ SmallCap Listing fees                15,000
         Transfer Agent fees                          2,500
         Miscellaneous expenses                       2,335
                                                   --------
         TOTAL                                     $132,000
                                                   ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any litigation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification made under section 78.7502 must be determined to be proper, on a case-by-case basis, by either our stockholders, a quorum of our Board of Directors (excluding any directors named in the action) or by the written opinion of our legal counsel.

         Our Articles of Incorporation include a provision eliminating the personal liability of our directors to the fullest extent permitted by the General Corporation Law of the State of Nevada (the "GCLN"). In addition, our Articles of Incorporation includes a provision indemnifying any and all persons whom we have the power to indemnify under the GCLN from and against all expenses, liabilities or other matters covered by the GCLN, including under circumstances in which indemnification is otherwise discretionary. This indemnification is not exclusive of any other rights and shall continue after such person has ceased to be a director, officer, employee or agent. These provisions do not affect the availability of equitable remedies for a breach of duty of care, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. However, in certain circumstances equitable remedies may not be available as a practical matter.

While these provisions may be amended or repealed in the future, only change would only have an effect on liabilities arising after such change.

         We have entered in to Indemnity Agreements with each of Paul Hyde, Albert Kashani, Joseph Vaughn-Perling, David Chadwick and Gary Killoran, as agents. Under the terms of the Indemnity Agreements, we agree to hold harmless and indemnify each agent to the fullest extent authorized or permitted by our Articles of Incorporation and by the GCLN, as the same may be amended from time tom time (but only to the extent that any amendment permits us to provide broader indemnification rights than the Articles of Incorporation and the GCLN permitted prior to such amendment).


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

COMMON STOCK

         In November 1999, the Company sold $5.0 million principal amount of its 4% Convertible Debentures, and received net proceeds of $4,480,000. See "Description of Securities -- 4% Convertible Debentures." The Company also issued warrants to purchase 80,000 shares of the Company's common stock at an exercise price of $12.50 per share and warrants to purchase 80,000 shares of the Company's common stock at an exercise price of $15.00 per share. The warrants are exercisable until November 22, 2001. The Company also issued warrants to purchase 200,000 shares of the Company's common stock at exercise price of $13.75 per share and paid $500,000 in placement fees to the May Davis Group as placement agent. The Company also paid $20,000 in related legal fees. The warrants are exercisable until November 22, 2004. The 4% Convertible Debentures and the warrants were sold to one accredited investor and the placement agent involved. The securities were issued to sophisticated investors pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.

         In September 1999, the Company issued 185,250 shares of restricted common stock of the Company to the SEL Group in exchange for 185,250 shares of phoneXchange, Inc. restricted common stock. The shares were issued to sophisticated investors pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.

         In September 1999, the Company issued 500 shares of its restricted common stock to Charles McGuirk and 5,000 shares of restricted common stock to each of Albert Kashani and Joseph Vaughn-Perling, all as compensation for their services as directors of the Company. The common stock was issued to sophisticated investors who had access to information on the Company necessary to make an informed investment decision for cash consideration or services pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.

         In July 1999, the Company sold 1,332,000 shares of its common stock for a purchase price of $.75 per share to several overseas accredited investors. The offering was made by the Company's management in compliance with Rule 504 of Regulation D of the Securities Act of

1933, as amended. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.

         In May 1999, the Company issued 25,296 shares of restricted common stock to FM Computer Technologies, LLC pursuant to the terms of the Agreement of Purchase and Sale of Assets between the parties. The Company received certain telecommunications switching equipment in exchange for the stock. The shares were issued to sophisticated investors pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.

         As of February 1999, the Company issued 921,429 shares of its common stock to stockholders of phoneXchange. The Company acquired ownership of approximately 85% of phoneXchange in exchange for its stock. The common shares were issued to sophisticated investors pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.

         Prior to 1999, 2,228,806 shares of the Company's common stock were issued and outstanding, all of which were issued pursuant to exemptions from registration under Rule 504 and Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.

WARRANTS TO PURCHASE COMMON STOCK

         In September 1999, the Company issued warrants to purchase 350,000 shares of common stock at an exercise price of $4.50 per share to Corporate Financial Enterprises, Inc. The warrants were granted in exchange for consulting services and are exercisable for a term commencing December 31, 2000 and expiring September 1, 2004. The warrants were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.

         In July 1999 the Company issued warrants to purchase 100,000 shares of its common stock to Elie Sakaran in exchange for consulting services previously rendered. The warrants are exercisable at a purchase price of $7.50 per share for a term of 18 months. The warrants were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.

         As of February 23, 1999, the Company issued warrants to purchase 921,429 shares of its common stock pursuant to the terms of a Stock Purchase Agreement dated January 1, 1999, as amended on May 24, 1999, with phoneXchange, Inc. and its stockholders. The warrants are exercisable at a purchase price of $4.50 per share with a term of five years. The warrants were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. No commission or other remuneration was paid to anyone. No general solicitation was utilized.

         In February 1999, the Company issued warrants to purchase 5,943,633 shares of its common stock exercisable at a purchase price of $1.72 per share to 6 accredited investors. The warrants are exercisable for 5 years. The issuance was made in compliance with the Securities Act of 1933 by Company's management. The warrants were issued pursuant to an exemption from registration under
Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.

PREFERRED STOCK

         In February 1999, the Company sold 3,267,974 shares of its Series A-1 Preferred Stock to Corporate Financial Enterprises, Inc., American Equities, LLC and certain other accredited investors in exchange for $5,000,000. The preferred stock was issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.


CERTAIN SALES OF EQUITY SECURITIES OF PHONEXCHANGE, INC.

         In August and September 1999, phoneXchange issued 17,364 shares of its restricted common stock in exchange for 17,923 shares of restricted common stock of the Company. The common stock was issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.

         The Company's subsidiary, phoneXchange, participated in a Chapter 11 Plan of Reorganization of One Stop Wireless of America, Inc. and Pre-Paid Cellular, Inc. Among other things, the Plan called for phoneXchange to purchase $750,000 in cash and certain telephone switching equipment, computer equipment, cellular telephones and office furniture and equipment valued at approximately $750,000 in exchange for 200,000 shares of phoneXchange common stock. The United States Bankruptcy Court, Central District of California, and Santa Ana Division confirmed the Plan on June 29, 1999 and the shares were released from escrow on that date. The common stock was issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone.

         Pursuant to an Asset Purchase Agreement dated June 2, 1999, between the Company and SEL Group, a subsidiary of General Telephony Ltd., the Company purchased of certain telecommunications switching equipment for a total aggregate purchase price of $1,226,250. The agreement calls for a cash payment of $300,000 and the issuance of 161,175 shares of phoneXchange common stock and warrants to purchase an additional 161,175 shares of phoneXchange common stock at $10.00 per share, exercisable for three years. The warrants were subsequently canceled in exchange for 24,075 shares of phoneXchange common stock, bringing SEL Groups ownership to 185,250 shares of phoneXchange common stock. On [September 22, 1999], the Company purchased SEL Group's 185,250 shares of phoneXchange common stock in exchange for 185,250 shares of the Company's common stock The common stock issuances were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. No commissions or other remuneration was paid to anyone. No general solicitation was utilized.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 3.1     Articles of Incorporation of Theatre, Inc. filed January 16, 1997

 3.2 Certificate of Amendment of the Articles of Incorporation of Global Access Pagers, Inc. filed February 10, 1999

 3.3     Bylaws of Theatre, Inc.

 4.1     Certificate of Designation of Series A Preferred Stock

 4.2 Certificate of Designation of 12% Convertible Redeemable Preferred Stock, Series A-1

 4.3 Amendment to Certificate of Designation of 12% Convertible Redeemable Preferred Stock, Series A-1

 4.4     Form of Warrant Agreement

 5.1 Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP (to be filed by amendment)

10.1 Stock Purchase Agreement dated as of January 1, 1999 by and among Global Access Pagers, Inc. and phoneXchange, Inc., David Chadwick, James Rott, Paul Hyde and Gary Killoran

10.2 First Amendment to Stock Purchase Agreement by and among Global Access Pagers, Inc. and phoneXchange, Inc., David Chadwick, James Rott, Paul Hyde and Gary Killoran

10.3 Employment Agreement between the Company and David J. Chadwick effective as of January 4, 1999

10.4 Employment Agreement between the Company and Gary L. Killoran effective as of January 4, 1999

10.5 Employment Agreement between the Company and James E. Rott effective as of January 4, 1999

10.6 Employment Agreement between the Company and Paul E. Hyde effective as of January 4, 1999

10.7 Employment Agreement between the Company and Thomas C. Scott effective as of October 11, 1999

10.8 Master Lease Agreement with Lucent Technologies, Inc. InterNetworking Systems dated July 30, 1999

10.9 Lease made as of April 23, 1999 between phoneXchange and CarrAmerica Realty Corporation

10.10 Lease dated June 1, 1997 between Quinby Building, LLC and Global Network Providers

10.11 Letter of Intent for Joint Venture Between Integrated Communication Networks, Inc. and Global Industry Development & Trade Ltd. ("GIDT") effective June 1, 1999

10.12    Form of 4% Convertible Debenture

11.1 Statement re Computation of Per Share Earnings (see Consolidated Statement of Operations and Notes to Consolidated Financial Statements, I-i)

21.1     Subsidiaries

23.1     Consent of Jack Olesk

23.2     Consent of Brad Haynes

23.3     Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP (contained in
         Exhibit 5.1)

27.1     Financial Data Schedule

27.2     Financial Data Schedule

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the effective registration statement;

               (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business owner has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business owner in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aliso Viejo, state of California, on January 4, 2000.

                                        INTEGRATED COMMUNICATION NETWORKS, INC.



Date: January 4, 2000                   /s/ DAVID J. CHADWICK
                                        ----------------------------------------
                                        David J. Chadwick
                                        President, Chief Executive Officer
                                        and Chairman of the Board of Directors


Date: January 4, 2000                   /s/ GARY L. KILLORAN
                                        ----------------------------------------
                                        Gary L. Killoran
                                        Secretary, Treasurer, Chief Financial
                                        Officer and Director

Date: January 4, 2000                   /s/ PAUL HYDE
                                        ----------------------------------------
                                        Paul Hyde
                                        Vice President and Director

                                  EXHIBIT INDEX

Exhibit Number             Description
--------------             -----------
      3.1         Articles of Incorporation of Theatre, Inc. filed January 16,
                  1997

      3.2 Certificate of Amendment of the Articles of Incorporation of Global Access Pagers, Inc. filed February 10, 1999

      3.3         Bylaws of Theatre, Inc.

      4.1         Certificate of Designation of Series A Preferred Stock

      4.2         Certificate of Designation of 12% Convertible Redeemable
                  Preferred Stock, Series A-1

      4.3         Amendment to Certificate of Designation of 12% Convertible
                  Redeemable Preferred Stock, Series A-1

      4.4         Form of Warrant Agreement

      5.1 Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP (to be filed by amendment)

     10.1 Stock Purchase Agreement dated as of January 1, 1999 by and among Global Access Pagers, Inc. and phoneXchange, Inc., David
                  Chadwick, James Rott, Paul Hyde and Gary Killoran

     10.2         First Amendment to Stock Purchase Agreement by and among
                  Global Access Pagers, Inc. and phoneXchange, Inc., David
                  Chadwick, James Rott, Paul Hyde and Gary Killoran

     10.3 Employment Agreement between the Company and David J. Chadwick effective as of January 4, 1999

     10.4 Employment Agreement between the Company and Gary L. Killoran effective as of January 4, 1999

     10.5 Employment Agreement between the Company and James E. Rott effective as of January 4, 1999

     10.6 Employment Agreement between the Company and Paul E. Hyde effective as of January 4, 1999

     10.7 Employment Agreement between the Company and Thomas C. Scott effective as of October 11, 1999

     10.8         Master Lease Agreement with Lucent Technologies, Inc.
                  InterNetworking Systems dated July 30, 1999

     10.9         Lease made as of April 23, 1999 between PhoneXchange and
                  CarrAmerica Realty Corporation

     10.10        Lease dated June 1, 1997 between Quinby Building, LLC and
                  Global Network Providers

     10.11        Letter of Intent for Joint Venture Between Integrated
                  Communication Networks, Inc. and Global Industry Development &
                  Trade Ltd. ("GIDT") effective June 1, 1999

     10.12        Form of 4% Convertible Debenture

     11.1         Statement re Computation of Per Share Earnings (see
                  Consolidated Statement of Operations and Notes to Consolidated
                  Financial Statements, I-i)

     21.1         Subsidiaries

     23.1         Consent of Jack Olesk

     23.2         Consent of Brad Haynes

     23.3         Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP
                  (contained in Exhibit 5.1)

     27.1         Financial Data Schedule

     27.2         Financial Data Schedule